As filed with the Securities and Exchange Commission

                           on October 6, 2006.

                       Registration No. 333-119742

                   Securities and Exchange Commission

                         Washington, D.C. 20549

                           Seventh Amendment to

                               Form SB-2/A

                         Registration Statement

                                  Under

                       The Securities Act of 1933

                       Tintic Gold Mining Company

         (Exact name of registrant as specified in its charter)


          Nevada                          1041                 87-0448400

(State or other jurisdiction  (Primary Standard Industrial (I.R.S. Employer
   of incorporation or         Classification Code Number)   Identification
      organization)                                              Number)

 George P. Christopulos, President and CEO
       Tintic Gold Mining Company                 George P. Christopulos
           3131 Teton Drive                           3131 Teton Drive
       Salt Lake City, Utah 84109                Salt Lake City, Utah 84109
            (801) 485-3939                            (801) 485-3939
(Address, including zip code, and telephone   (Name, address, including zip
number including area code, of registrant's   code, telephone number including
principal Executive offices)                  area code, of agent for service)


                          Copies to:

                                          John Michael Coombs, Esq.
                                          MABEY & COOMBS, L.C.
                                          3098 South Highland Drive, Suite 323
                                          Salt Lake City, Utah 84106-6001
                                          Phone no. (801) 467-2021
                                          Facsimile: (801) 467-3256

Approximate date of commencement of       As soon as practicable on or after
proposed sale to the public:              the registration statement becomes
                                          effective.

If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                Calculation of Registration Fee


Title of
Each                    Proposed      Proposed
Class of                Maximum       Maximum
Securities              Amount of     Offering    Aggregate       Amount of
to be                   shares to be  Price per   Offering        Registration
Registered              Registered    Share       Price           Fee (1)
==============================================================================
Common Stock            1,009,643     $0.10(1)    $100,964          $12.79
------------------------------------------------------------------------------



(1) Estimated solely for purposes of calculating the registration fee under Rule 457 based upon the book value of the common stock as of June 30, 2006.

The registrant amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Initial Public Offering

                          Prospectus

Subject to completion, dated October  , 2006

                  Tintic Gold Mining Company

           1,009,643 Shares of Common Capital Stock

The information in this prospectus is not complete and may be changed. We do not intend to distribute these securities until our registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Tintic Gold Mining Company, a Nevada corporation ("Tintic-Nevada" or "Issuer" or "Registrant"), is distributing 1,009,643 shares of its common stock, on a pro rata basis, to those individuals and entities that were stockholders of record of Tintic Gold Mining Company, a Utah corporation ("Tintic-Utah") on March 5, 2004 (that corporation is now known as "Kiwa Bio-Tech Products Group Corporation (hereinafter sometimes referred to as "Kiwa")), and did NOT receive their common stock in Kiwa as a direct result of a certain March 12, 2004, merger or reorganization transaction involving Kiwa. The shares you receive in us will be the exact same number of shares you held of record on March 5, 2004, in our parent, Tintic-Utah, now Kiwa. The shares to be distributed are a stock dividend. This is Tintic-Nevada's initial public offering and no public market currently exists for shares of our common stock to be distributed or received hereby. Tintic-Nevada has no agreements with underwriters or anyone else for this distribution. As an issuer, we are acting as our own underwriter in distributing our common stock for the purpose of this distribution. Tintic-Utah, now Kiwa and our former parent, deleted an "underwriter" under the Securities Act of 1933 in connection with this distribution. This is because it acquired the 1,009,643 shares of us subject to the distribution in March 2004 in exchange for the conveyance of its mineral claim assets to us. The certificate representing these shares was placed with and is currently held by our transfer agent, whereby upon the effective date of this registration statement, we and our transfer agent will be able to make a distribution of those shares to all record holders as of March 5, 2004. Pursuant to our agreement with Kiwa, the distribution can only be undertaken by us and our transfer agent after a registration statement on Form SB-2 covering the 1,009,643 shares is effective.

As a Tintic-Utah stockholder as of March 5, 2004, who did NOT receive his or her common stock of Kiwa a result of its transaction with Tintic Gold Mining Company, a Utah corporation (because he or she had already owned such stock), you will pay no cash or other consideration for the shares of our common stock to be received by you in the distribution subject of this document. The common stock involves a high degree of risk. See "Risk Factors" beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of the prospectus is October __, 2006.

                       Tintic Gold Mining Company

                      Prospectus Table of Contents

PROSPECTUS SUMMARY ...................................................... 5
------------------
RISK FACTORS............................................................. 6
------------
CAUTIONARY STATEMENTS....................................................14
---------------------
USE OF PROCEEDS..........................................................14
---------------
CAPITALIZATION...........................................................14
--------------
THE DISTRIBUTION.........................................................15
----------------
DIVIDEND POLICY..........................................................18
---------------
LEGAL PROCEEDINGS........................................................18
-----------------
MANAGEMENT'S PLAN OF OPERATION...........................................19
------------------------------
BUSINESS.................................................................33
--------
DESCRIPTION OF OUR MINERAL ASSETS OR PROPERTY ACQUIRED AS A RESULT OF THE
MERGER...................................................................37
------
MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF TINTIC GOLD MINING COMPANY......44
-------------------------------------------------------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................48
----------------------------------------------
DESCRIPTION TINTIC GOLD MINING COMPANY CAPITAL STOCK.....................49
----------------------------------------------------
SHARES ELIGIBLE FOR FUTURE SALE..........................................50
-------------------------------
UNCLAIMED OR ABANDONED STOCK RESULTING FROM THE DISTRIBUTION.............50
------------------------------------------------------------
LEGAL MATTERS............................................................51
--------------
EXPERTS..................................................................51
-------
WHERE YOU CAN FIND MORE INFORMATION......................................51
-----------------------------------
INDEX TO FINANCIAL STATEMENTS............................................51
-----------------------------

                  Prospectus Summary Overview

Before its acquisition by Kiwa Bio-Tech Products Group Corporation ("Kiwa") on March 12, 2004, over two years ago, Tintic Gold Mining Company, a Utah corporation ("Tintic- Utah"), had minimal operations. It owned and maintained, since 1933, mineral claim properties and related assets and had nominal cash that it had acquired over the years from leasing its mineral claims. Because these assets were not integral or related to its then-current business, Kiwa, the successor-in- interest to Tintic-Utah, decided, under terms of an agreement and plan of distribution dated March 12, 2004, to transfer these assets to Tintic-Utah's subsidiary, now us, in exchange for our common stock so that we could pursue our own business plan involving mineral exploration.

Immediately following the transfer of the assets, all of Tintic-Nevada's common stock issued and outstanding as of the record date of March 5, 2004 will be distributed, by us and our transfer agent, pro rata as of such date, to the stockholders of Tintic-Utah who did NOT receive their common stock in Kiwa as a result of its reorganization transaction by and between Kiwa and Tintic-Utah. These shareholders will receive the same number of shares of common stock of our company as they owned of Tintic-Utah prior to Kiwa's March 12, 2004, reorganization with Tintic-Utah. It is thus a pro rata distribution as of the record date, March 5, 2004. In addition, these shareholders will have the same proportional rights and interests they had in Tintic-Utah prior to such reorganization transaction, with the exception of the fact that we have issued additional shares, since then, to certain persons in exchange for investment capital of $25,000. This money was needed to be raised in order to pay for, among other things, the legal and accounting fees necessary to carry out the distribution subject of this document. Our business strategy is to maintain our mineral claims, and to initiate relationships with strategic partners to explore our mineral claims if and when strategic partners are identified.

According to Industry Guide No. 7, we are classified or considered an exploration stage [mining] company which is defined as a company engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. Our mineral claims (which only include or involve the subsurface mineral rights and not surface rights) that we intend to explore (if funding becomes available to us for such purposes) and which were owned by our previous or prior parent corporation since 1933, are located in the heart of the Tintic Mining District of Juab County, Utah, approximately 1/4 of a mile from the small town of Mammoth, Utah, which is approximately 90 miles south of Salt Lake City, on the other side or over the mountain that borders the southern end of Utah Lake.

The mailing address of our principal executive offices is 3131 Teton Drive, Salt Lake City, Utah 84109 and our telephone number is 801-485-3939.


The Distribution

Type of security distributed..........Common stock, $0.001 par value per share.

Number of total outstanding shares...............................1,509,643(1).

Common stock issued and outstanding after the
distribution.................................................1,509,643 shares.

(1) Currently 1,009,643 shares of our common stock are physically held in one certificate by our stock transfer agent and while the certificate representing these shares is registered in the name of "Tintic Gold Mining Company, a Utah corporation," that certificate was signed over and signature guaranteed as part of, or pursuant to, a March 12, 2004 Distribution Agreement. With this prospective distribution, those shares will be distributed to all of the shareholders of record in Tintic Gold Mining Co., a Utah corporation, as of March 5, 2004, the record date for entitlement to receive such stock dividend. The distribution will not change the number of currently issued and outstanding shares after this offering and distribution, which are 1,509,643 shares.

                    Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data and the balance sheet data at June 30, 2006 are derived from our financial statements contained in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                     From December 31, 1997
                                        (Inception of
                                     exploration stage)
                                           Through
                                          June 30, 2006

Revenue                                   $           -

Total Operating Expenses                        184,658

Net Loss                                  $     166,221
                                          -------------


BALANCE SHEET DATA:                       June 30, 2006

Cash and Cash equivalents                 $        1,264

Total assets                                       1,264

Total Liabilities                                  1,210

Stockholder's Equity                                  54

Total liabilities and stockholder's equity   $     1,264


                         RISK FACTORS

Any person investing or considering investing in the securities of Tintic Gold Mining Company, a Nevada corporation ("Tintic-Nevada" or "Company") should consider the following material risks before an investment is made in us. If any one or more of these risks happen, our business, results of operations, or financial condition may be significantly impaired or otherwise adversely affected. There may also be a concomitant adverse effect on the value of the securities of Tintic-Nevada and anyone investing or seeking to invest in our securities may lose part or all of his or her investment.

Investment in our securities should be considered highly speculative. We have no recent operating history and are subject to all of the risks inherent in a developing business enterprise. Reference is made to each of the following enumerated risk factors.

Because our securities involve a high degree of risk, the reader is cautioned to carefully read this prospectus in its entirety and to consider all of the factors and financial data that are disclosed in this document, in particular, the specific material risks described below. The following are the material risks involving us and our mineral exploration business.

1. EXPLORATION STAGE COMPANY/LACK OF RECENT OPERATING HISTORY MEANS THAT THERE IS NOTHING ON WHICH TO JUDGE OUR PROSPECTS FOR SUCCESS. From a mining industry standpoint, Tintic-Nevada is considered an exploration stage company. Since our recent inception in Nevada as a wholly owned subsidiary of Tintic-Utah, we have not actively engaged in any mineral exploration, mining or energy-related activities. Instead, all of our recent activities have been related to acquiring, from our former parent corporation, our existing mineral claims located in the Tintic Mining District of Juab County, Utah ("Claims"), and the subsequent filing a registration statement with the Securities and Exchange Commission that now enables us to disseminate this prospectus and thus distribute our shares to those persons who were shareholders of Tintic-Utah on March 5, 2004. Businesses that are starting up or in their initial stages of development present substantial business and financial risks and suffer significant losses from which they may not recover. Tintic-Nevada will face all of the challenges of a new business enterprise. Because we are in the exploration stage, there is little, if any, history on which to judge our financial condition or potential success. Tintic-Nevada, as such, has had no operating history as a mining or mineral exploration company; therefore, it is dependant on management for the implementation of its new business plan.

2. TO CARRY OUT OUR BUSINESS PLAN WE ARE REQUIRED TO RELY ON CONSULTANTS, OUTSIDE EXPERTS AND INDEPENDENT CONTRACTORS, WHICH SUBSTANTIALLY ADDS TO OUR COST OF DOING BUSINESS. Because our members of management are neither experienced nor educated in the mining industry, we will likely be required to rely on consultants, outside experts and other independent contractors in our efforts to implement our business plan. These stages will include staking, evaluation, permitting or licensing and assessment activities. If and when funding for these purposes becomes available, if it does, these stages will also include cleaning and dewatering old mine workings in order to conduct sampling and assaying, not to mention possible drilling in old shafts and stopes (i.e., underground lateral tunnels) in anticipation of locating favorable or prospective mineralization. Assuming we become financially able to initiate exploration activities, we will have to rely on others to perform such exploratory services, with all the inherent and attendant risks of employing others for important, if not dangerous, functions. No assurance can be given that we will be able to locate contractors with which we will work, within acceptable fee arrangements, or that these persons or entities will be competent. At the same time, no assurance can be given that such persons, if any, will have the experience and skill necessary to assist us in successfully executing and carrying out our proposed business plan and plan of operation. This is not to ignore that we may also be at risk for any violations of the law committed by those persons, their employees or any contractors we would use or hire to conduct staking, drilling, testing, and other exploratory work.


3. WE ARE NOT CURRENTLY ENGAGING IN ANY EXPLORATORY DRILLING ACTIVITY OF ANY KIND AND THEREFORE, THERE IS NO GUARATEE THAT WE WILL. AT THE SAME TIME, WE DO NOT INTEND TO ENTER INTO THE MINE MANAGEMENT BUSINESS. Currently, and other than formulating an exploration plan or program as set forth in our Plan of Operation discussion below, we are not now engaged in any mineral exploration drilling activity of any kind on our claims. Furthermore, because of our current lack of funding necessary to engage in any test drilling activity, we have no immediate plans or other ability to implement and carry out any drilling activity on our own. At such time as we locate an exploration partner or joint venturer for such purpose, if we do, we will assume all of the risks and liabilities of any enterprise engaging in actual mineral drilling exploration activity, activity that is highly risky, expensive and inherently dangerous. These risk factors include but are not limited to the multitude of risk factors set forth and described hereinbelow. In addition, current management, all of whom lack direct mining-related experience and training, do NOT intend to have us enter into the mine or mining management business and if engage in a business arrangement with an exploration partner or joint venturer for the implementation of a drilling exploration program on our claims, or, more specifically, the Emerald Mine, we will rely on other mineral exploration experts and their employees, advisors and consultants to carry out such a program.

4. NO ASSURANCE CAN BE GIVEN THAT A COMMERCIALLY VIABLE MINERAL DEPOSIT EXISTS ON THE OUR MINERAL CLAIMS. As disclosed further below, our only mineral property consists of the three mineral Claims we currently own in fee simple (other than the surface rights and a 3% net smelter return retained by an individual named Chase Hoffman) located approximately 1/4 mile from the town of Mammoth, Utah, properties acquired from our parent corporation on or about March 12, 2004. Because of the lack of recent exploratory or other activity and other meaningful or recent geologic information concerning our Claims, we can make NO assurance that a viable mineral deposit of any kind exists on our Claims. This is true even though, according to information in our possession, as much as 1,800 tons of ore were at one time extracted or removed from our Claims. Because this occurred perhaps as long as 90 years ago, we are not certain what kind of ore it was, what our parent corporation or its predecessor sold such ore for (if they did), or what type of grade it consisted of. Our Claims have been explored by numerous shallow shafts, surface workings, and a one and one-half compartment shaft sunk one thousand feet deep, with levels driven at the 400, 500, 600, 700 and 1,000 foot levels. This shaft is known as the Emerald Mine or Shaft. See the section below titled "DESCRIPTION OF OUR MINERAL ASSETS AND PROPERTY ACQUIRED AS A RESULT OF THE MERGER."

5. DRILLING EXPLORATION ACTIVITY HAS SUBSTANTIAL INHERENT RISKS AND THEREFORE, THERE IS NO ASSURANCE THAT ANY DRILLING EXPLORATION ACTIVITY WE UNDERTAKE, IF WE DO, WILL BE SUCCESSFUL. Though we currently lack the partnership resources necessary to implement a specific drilling or earth disturbing exploration program on our claims, drilling exploration activity has many significant and inherent risks, any one of which may prevent ultimate success, not the least of which is the fact that significant mineralization may not be encountered. Not only is drilling exploration highly speculative and costly in nature, it is also hazardous and frequently or often nonproductive. Such risks may be considerable and may add unexpected expenditures or delays in our overall plans. There can be no assurance that any drilling exploration activities we undertake, if and when we do, will be successful or fruitful or that our claims will have the type of favorable mineralization that would lead to further development.

Drilling exploration activity is also subject to a number of specific hazards including rock falls, subsidence, cave-ins, flooding and other weather conditions. Insurance for some or all of these hazards may be too expensive or not available. Exploratory drilling activities can also be affected by unanticipated changes in permitting requirements, environmental factors, changes in law, work interruptions, operating circumstances beyond anyone's control, lawsuits, unstable or unexpected ground conditions and other technical issues or problems.

6. WE CURRENTLY LACK A MINERAL EXPLORATION PARTNER TO FINANCE OR ASSIST US IN CARRYING OUT A DRILLING EXPLORATION PROGRAM ON OUR MINERAL CLAIMS. WE ALSO LACK SUFFICIENT CAPITAL TO CONTINUE INDEFINITELY AS A REPORTING COMPANY. FOR THESE REASONS, INVESTING IN OUR COMMON STOCK IS HIGHLY SPECULATIVE. We currently lack the capital resources to implement and carry out a full fledged drilling exploration program on our claims, though we do have the capital resources to carry out our "work sequences" described below, which shall put us in a favorable position to search out and find a joint venture mineral exploration partner. Our business plan or Plan of Operation involves a desire to explore our claims for possible favorable or prospective gold mineralization. We cannot provide any assurance that we will obtain a joint venture partner willing to assist or finance us in completing, a drilling exploration program, or, for that matter, that we will obtain future capital beyond what is necessary to maintain our reporting obligations, or if so, that the amount raised or obtained will be sufficient to establish us as a going concern. See Risk Factor No. 20 below.

We need a joint venture mineral exploration partner in order to obtain the necessary permits and to then drill our mineral claims. Currently, we do NOT have royalty interests in any mining production or properties. While we intend to vigorously seek a joint venture mineral exploration partner on an on-going basis, there can be no assurance that such sources or partners can or will be found, or that if available, the terms of such a partnership will be commercially acceptable to us.

We have limited capital and we need a partner or joint venturer skilled and experienced in mining activity to implement a drilling exploration program on our claims. We will require substantial amounts of additional capital to develop a drilling exploration program as intended. No assurance can be given that we can find or generate the interest from a potential partner or joint venture candidate necessary to implement a drilling exploration program on our claims. Having said this, however, it is noteworthy that the prices of precious metals have improved dramatically in the last year and a half. Furthermore, the EPA, which was conducting clean-up operations in the Eureka, Utah, area, approximately 3 miles from our Claims, is completing such operations. We believe that these two factors greatly enhance the prospects of attracting a joint venture partner experienced in mineral exploration, certainly more than in recent years past, though no assurance can be made in this or any other regard.

We have registered the distribution of our shares pursuant to this prospectus and we intend to thereafter become a "reporting company" with the Securities and Exchange Commission by filing a Form 8-A. We are doing so in order to make more comprehensive and current information on us more readily available to a prospective investor, partner, joint venturer or lender.

The cost of becoming a reporting company is not insubstantial and the cost of continuing to file all necessary reports with the Commission and obtain the necessary audits and other accountings will continue to drain the our capital reserves. As of the date of this prospectus, we had approximately $1,100 in cash in our bank account. It is difficult to predict how long into the future we can continue to maintain our reporting obligations, though we have lawfully obligated ourselves to do so. Because we currently have only approximately $1,100 in cash in capital reserves, our current officers and directors have committed themselves to buying more shares, if necessary, to keep us current in our reporting obligations. In the event that we exhaust our $1,100 in cash and our officers and directors decide NOT to continue to put up or advance us the necessary funds after this period, we will have to consider other alternatives, including voluntarily withdrawing our reporting status by filing a Form 15 with the Commission.

7. MINERAL DRILLING EXPLORATION ACTIVITY INVOLVES REGULATORY AND ENVIRONMENTAL CONCERNS THAT WILL SIGNIFICANTLY ADD TO OUR COST OF DOING BUSINESS. Environmental and other government regulations at the federal, state and local level pertaining to our business and properties may include: (a) surface impact; (b) water acquisition and treatment; (c) site access; (d) reclamation;
(e) wildlife preservation; (f) licenses and permits; and (e) maintaining the environment. Regulatory compliance in the mining industry is complex and the failure to meet and satisfy various requirements can result in fines, civil or criminal penalties or other limitations. Assuming that we acquire or obtain the money and funding necessary to implement a bona fide exploration program, we will be subject to regulation by numerous federal and state governmental authorities, but most importantly, by the federal Environmental Protection Agency (EPA), the federal Bureau of Land Management (BLM), and a host of comparable or corollary state agencies such as the Utah Department of Oil, Gas and Mining (DOGM). The failure or delay in obtaining regulatory approvals or licenses will adversely affect our ability to explore our Claims and otherwise carry out our business plan.

8. WE ARE DEPENDENT ON UPON OUR DIRECTORS AND OFFICERS AND THEREFORE, THEIR LOSS WOULD LIKELY HAVE AN ADVERSE MATERIAL IMPACT UPON US. At present, we are wholly dependent upon the personal efforts and abilities of our officers and directors, persons who served on and with our predecessor and parent corporation since 1981 and who exercise control over our day-to-day affairs. As set forth above and at such time as we exhaust our current capital reserves, we are also reliant upon these same officers and directors to financially support us in our reporting obligations. Though we will be able to maintain our reporting obligations over at least the next three (3) years, there can be no assurance that we will succeed in raising finding a suitable joint venture mineral drilling exploration partner necessary to explore our claims or any others that we might acquire in the future, or that our proposed Plan of Operation will eventually prove successful.

Though our current officers and directors lack experience and education in the mining or mineral exploration industry, we depend on them to continue us as a going concern and to pursue our Plan of Operation. Though our officers and directors are neither experts nor experienced in mineral exploration drilling activity and have never been employed by a mining or mineral exploration company, their individual loss would likely have a significant adverse impact on our future and our affairs, particularly when each of them owns a relatively large number of our shares. Nonetheless, we do not believe the loss of any of our officers and directors justifies the purchase of key man insurance, even assuming that we could afford it, which we cannot at this time.

9. NO TRADING MARKET CURRENTLY EXISTS FOR OUR STOCK AND BECAUSE WE CAN MAKE
NO ASSURANCE THAT A TRADING MARKET IN OUR SECURITIES WILL EVER DEVELOP, PERSONS WHO INVEST IN OUR SECURITIES MAY HAVE A DIFFICULT TIME GETTING OUT OF THEIR INVESTMENT. Since our inception in March 2004, no market has existed, or presently exists, for our common capital stock. At such time as we obtain "reporting" status, we intend to apply to National Association of Securities Dealers, Inc. (NASD) for an Over-the-Counter Bulletin Board (OTCBB) symbol. If and when this occurs and assuming that we indeed obtain such a symbol, we believe that the market price for shares of our common stock may likely be volatile and otherwise trade at a large spread between the bid and asked prices. To be sure, numerous factors beyond a company's control may have significant impact, from time to time, on the price of its common stock, with adverse consequences. Though our stock is not as yet trading, and no assurance can be made that it will, stock markets generally or often experience extreme price and volume fluctuations that can, and do, greatly affect the stock trading of "small capital" or Penny Stock companies such as Tintic-Nevada. These fluctuations often are unrelated to the operating performance of the company itself. Further, in conjunction with existing economic and political conditions, all such factors and uncertainties, including others, may adversely affect the market price of our common stock.

10. WE CAN MAKE NO ASSURANCE THAT THERE WILL NOT BE FUTURE STOCK ISSUANCES THAT WILL DILUTE BOTH EXISTING AND EVEN FUTURE SHAREHOLDERS. It is not now known what stock issuances we might find advisable or otherwise be required to undertake in the future in order to attract a joint venture mineral exploration partner, stock issuances which, if they occurred, would substantially dilute existing shareholders. Further, such sales or issuances, if substantial, might also adversely affect our ability to raise additional equity capital in the future. In addition to the foregoing, a secondary public offering and consequent issuance of additional securities would also have a dilutive effect on the holdings of existing shareholders and would otherwise, more than likely, have a depressive effect on the market price of our common stock. Having said all this, we currently have NO plans to engage in any public offering of our securities.

At such time as we are successful in implementing our Plan of Operation or we otherwise find an investor, partner, joint venturer or lender to undertake actual drilling activity on our claims, it is almost certain that additional shares will be issued and that current shareholders will be substantially diluted. It is also possible that a reverse split of our shares will be effectuated in the future though there are NO plans whatsoever at the present time to undertake any such action and we are not presently aware of any circumstances that would dictate such a course of action.

11. CURRENT MANAGEMENT'S LACK OF EXPERIENCE IN AND/OR WITH MINING AND, IN PARTICULAR, MINERAL EXPLORATION ACTIVITY, MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS. Our current officers and directors have never been employed in any fashion in the mining industry. Also, no director or officer has an education or college or university degree in mining or geology or in a field related to mining. More specifically, our management lacks technical training and experience with exploring for, starting, and/or operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, their decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's future possible mistakes, lack of sophistication, judgment or experience in this particular industry. See the section below titled "MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF TINTIC GOLD MINING COMPANY." As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack. See Risk Factor 19 below.

12. OUR CURRENT INABILITY TO SATISFY ANY DEBT INCURRED, OR TO BE INCURRED, BY THE COMPANY MEANS THAT WE CAN GIVE NO ASSURANCE OF CONTINUING INDEFINITELY IN BUSINESS. We currently lack any ability to satisfy any debt that we may have to incur in the future. To the extent we do incur any necessary debt, we have no intention of mortgaging our claims as collateral security on the same. We also have no history of operations on which anyone can determine whether we will have the ability to repay any debt.

13. BECAUSE OF THE START UP NATURE OF OUR BUSINESS PLAN, OUR AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. Our auditors have expressed substantial doubt about our ability to continue as a going concern. Continuation of us as a going concern is dependent upon obtaining additional working capital for future planned activity. Management is developing a strategy, which we believe will accomplish this objective through additional equity funding and long term financing, particularly now that the prices of precious metals have drastically improved in the last year and a half compared to prior years and now that the Environmental Protection Agency
(EPA) has completed, or is in the process of completing, a Super-Fund clean-up project in the Eureka, Utah, area approximately 3 miles from where our mineral claims are located.

14. OUR OFFICERS AND DIRECTORS ARE UNABLE TO DEVOTE THEIR FULL TIME AND ENERGY TOWARDS OUR BUSINESS AND AFFAIRS AND THEREFORE, OUR BUSINESS PLAN WILL LIKELY NOT PROGRESS LIKE IT MIGHT OTHERWISE WOULD. Our current officers and directors have other full time employment as more particularly disclosed in the section below titled "MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF TINTIC GOLD MINING COMPANY." As a consequence, they can only devote a minimal or nominal amount of time to us and our affairs; these officers and directors intend to only devote between 1% and 10% of their monthly time and energy to the business and affairs of Tintic-Nevada. We suspect, though we are not certain, that this will involve no more than 5 to 10 hours per week of each officer and director's time. Much of the time spent will also depend upon how our business plan and our ability to attract interest in our mineral claims unfolds, something that cannot be predicted with any certainty or accuracy at this time.

15. NO ASSURANCE THAT OUR OFFICERS AND DIRECTORS WILL CONTINUE TO MAKE THE TYPE OF EQUITY INVESTMENT NECESSARY TO EITHER SUSTAIN US OR ENABLE US TO LOCATE A MINERAL EXPLORATION PARTNER/JOINT VENTURER. In August 2004, over a year and a half ago, our officers and directors and another individual made a $25,000 equity investment in us. There is approximately $1,100 of such capital investment left in our checking account. Since over a year and half has gone by since this equity investment was made and we have had fairly significant costs in the meantime, this money will NOT be sufficient to sustain us for the next year or two, both in order to complete the seven (7) work sequences identified in our Plan of Operation below and to otherwise sustain us in our future "reporting" obligations. Accordingly, our officers and directors will be making an additional equity investment in us when further working capital is needed. While this obligation to infuse more capital into us is not in writing, our officers and directors are committed to completing the distribution and making us a "reporting company" and therefore, we believe that we can rely on this representation and that it is in fact a legal obligation of our officers and directors.

       Risk Factors Related to Our Mineral Claim Assets

1. THE ABSENCE OF RECENT MINERAL EXPLORATION ACTIVITY ON OUR CLAIMS MEANS THAT WE HAVE LIMITED KNOWLEDGE OF WHAT EXPLORATION OCCURRED IN THE PAST AND WHAT MINERALIZATION EXISTS ON OUR CLAIMS. There have been no significant mineral exploration activities or operations on our Claims recently, except for limited assessment and exploration work performed during the late 1980's and early to mid-1990's by Centurion Mines Corporation and its successor, Grand Central Mining. While we are aware that significant exploration occurred at one time on our Claims, this activity, including the drilling of the Emerald Mine or Shaft, occurred as long as 80 or 100 years ago. We do not know for sure. Because of their age, the results of such efforts are largely lost, unknown and unaccounted for at the present time. Accordingly, much of these efforts may have to be repeated in the event that we engage in a mineral exploration program, repeated efforts that would only add to our exploration costs.

2. UNCERTAINTY OF DEMAND FOR TINTIC-TYPE, OXIDIZED ORE. Due to the development of modern hydrometallurgical processes, the absence of suitable smelters, and the availability of more cost-effective techniques, it is uncertain what the future level of demand will be for the type of oxidized mineralization present in the vicinity of our properties. Also, the amount it could cost to reopen and finance an exploration operation is likely to be dependent upon several factors. These include: acceptable price levels of the relevant metals; milling and smelting availability; fluctuations in market demand over time; extent of competition with other companies; availability of acceptable construction costs; availability of acceptable labor costs; feasibility of obtaining economical housing facilities; manageable equipment costs; realistic capital costs; and the acceptability of other price and cost variables.

3. RELIANCE UPON ESTIMATES AND ASSUMPTIONS IS RISKY AND COSTLY BUT NECESSARY. Exploration stage mining companies, which are defined in Industry Guide No. 7 as companies engaged in the search for mineral deposits (reserves) which are not in either the development or production stage, use the evaluation work of professional geologists, geophysicists, and engineers to make estimates in determining whether to acquire an interest in property, or to commence exploration work. These estimates generally rely on scientific and economic assumptions, and in some instances may not be correct. The economic viability of a property cannot be determined until extensive exploration work has been conducted and a comprehensive feasibility study performed. This work could result in the expenditure of substantial amounts of money on a property before it even can be determined whether or not the property contains economically recoverable mineralization. No feasibility studies have been performed on our properties because considerable exploration work remains to be done. Moreover, market prices of minerals produced are subject to fluctuation, which may adversely affect the economic viability of properties on which expenditures have been made. We are not able to presently determine whether or not, or the extent to which, such risks may adversely affect our strategy and business plan.

4. UNCERTAINTY OF TOPOGRAPHICAL EFFECT ON EXPLORATION COULD ADD TO EXPLORATION COSTS. Our properties are located on the top of a hill approximately 1/4 mile from the city limits of Mammoth, Utah. Because the surface of the land has some topographic relief, any inaccessibility could affect the location of drilling sites and shafts, as well as the construction of industrial facilities. It also could require that additional exploration or drilling on the property be accessed below ground, though we do not believe this is likely. These outcomes are uncertain at present, and we cannot provide assurances that they will not have a materially adverse effect on the ability of us or a third-party business partner to conduct mineral exploration activities.

5. UNCERTAIN CONDITION OF MINE WORKINGS COULD SIGNIFICANTLY ADD TO EXPLORATION COSTS. Other than the Emerald Shaft or Mine mentioned below which contains an old head frame, there are no other surface mine shafts or usable head frames on our property. Moreover, the underground workings have been inactive for many years due to the absence of significant exploration activities on our properties since the 1930's and 1950's. Considerable cost would be incurred to recondition shafts, drifts, tunnels, winces and other workings, to the extent they exist, as well as to re-equip hoisting bases and framework. It is uncertain whether and to what extent the workings themselves, as well as any rehabilitation of them, could expose us to significant environmental and safety concerns. If so, remediating these concerns could require expending an uncertain amount of funds to render the workings safe, acceptable, and environmentally sound. No assurance can be made that we will have sufficient capital to absorb these costs and expenses, costs and expenses that could significantly add to any exploration costs.

6. SUBSTANTIAL LIKELIHOOD THAT OUR CLAIMS DO NOT CONTAIN ORE OR RESERVES (OR SUFFICIENT ORE OR RESERVES TO JUSTIFY A DEVELOPMENT PROGRAM). We do not know, and have no way of predicting, whether, upon the completion of any drilling exploration program, ore or reserves will be found. As with any mineral exploration endeavor, we believe that there is a high probability or likelihood that that the discovery of commercial quantities of ore or reserves on our claims is remote, even considering that ore may have been found on our Claims 80, 90 or 100 years ago when 1,800 tons of material were removed. If so, or if such is determined upon completion of a drilling exploration program, any funds spent on exploration will be lost.

                     Cautionary Statements

An investment in the securities offered by this prospectus is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating us before making any investment decisions with respect to our common stock to be received in the distribution. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to differences include, but are not limited to, those discussed under the section titled Risk Factors, as well as those discussed elsewhere in this prospectus.

When used in this prospectus with respect to Tintic-Nevada the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements are exposed to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Risks and uncertainties include those risks, uncertainties and risk factors identified in this prospectus under the headings "Risk Factors," "The Distribution," "Federal Income Tax Consequences," and "Management's Discussion and Analysis of Financial Condition or Plan of Operation."

                        Use of Proceeds

There will be no proceeds received from the distribution of the Tintic-Nevada common stock to Tintic-Utah's shareholders of record on March 5, 2004.

                        Capitalization

There is no "offering price" as would otherwise be applicable were this not a registered stock dividend transaction. There being no "offering price," the following table sets forth the capitalization of Tintic-Nevada as of June 30, 2006. It also includes the effects of the distribution of mineral rights and related assets, at no value, and reflects the issuance of 1,509,643 shares of common stock. This table should be read in conjunction with the financial information and its accompanying notes included in this prospectus.



                                                 Actual as of     Pro forma
                                                 June 30, 2006   As Adjusted
                                               --------------- ---------------
                                               --------------- ---------------
Stockholder's Equity:
  Common stock, par value $.001; 50,000,000
    shares authorized, 1,509,643 and 1,509,643
    pro forma shares issued and outstanding         1,510              1,510
Additional paid-in capital                        164,765            164,765
Retained earnings (deficit)                      (166,221)          (166,221)
                                               --------------- ---------------
                                               --------------- ---------------
     Total stockholder's equity                   $    54            $    54
                                               =============== ===============

                       The Distribution

The following information summarizes the distribution. The entire distribution agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is available from Tintic-Nevada directly or the SEC's web site at http://www.sec.gov. You are urged to read that agreement in its entirety.

Terms of the Distribution Agreement

The distribution will be effected by giving to each holder of Tintic-Utah common stock (who did not receive their common stock of Tintic-Utah as a result of the March 12, 2004, reverse acquisition by Kiwa) certificates representing one (1) share of Tintic-Nevada common stock for each one (1) share of Tintic-Utah common stock held of record on March 5, 2004.

Because the transaction is a stock dividend and persons who were Tintic-Utah shareholders of record on March 5, 2004, have the right, by law, to receive the stock dividend, shareholders of record of Tintic-Utah will NOT have the ability to NOT participate in the distribution. We suppose that a person could refuse to receive the shares but we do not know why a person would make that election or decision.

Manner of Effecting the Distribution

On the distribution date, Tintic-Nevada's transfer agent, Cottonwood Stock Transfer of Murray, Utah, will deliver, by mail, certificates for Tintic-Nevada common stock as soon as practicable to the qualified shareholders of record of Tintic-Utah common stock.


Other than us and our former parent, Tintic-Utah, now Kiwa, which is deleted an "underwriter" in connection with our proposed distribution, no underwriters or brokers are involved in the offering. We will distribute our common stock to the qualified shareholders for no consideration. We intend to mail certificates representing the distributed shares on or soon after our registration statement is effective for this purpose, or as soon thereafter as is reasonably possible. We do not anticipate issuing certificates for fractional shares. We will NOT require the qualified shareholders of Tintic-Utah's common stock to make any payment or take any other action in connection with the distributed shares.

According to our stock transfer agent, there will be 356 shareholders of Tintic-Nevada after the distribution. We will mail a copy of this prospectus to each qualified shareholder together with stock certificates representing the distributed shares, as soon as practicable. Since we are aware of which Tintic-Utah shareholders, as of March 5, 2004, have bad addresses, Tintic-Utah having been in existence since 1933, we will NOT undertake to mail out stock certificates to shareholders with bad or undeliverable addresses. This is because not only will the certificates and the prospectuses come back in the mail in each instance, but we would then be in a position of having to possess, hold and control stock certificates that do not belong to us. Accordingly, management has decided NOT to go to the expense of printing up and mailing out stock certificates to persons on the shareholders' list whom we know to have bad addresses.

Holders of shares of Tintic-Nevada common stock will NOT be entitled to preemptive rights, rights that are not available under Nevada law unless expressly provided for in a company's Articles of Incorporation. Tintic-Nevada has NOT provided for any such rights in its Articles of Incorporation.

For more information on this topic, reference is made to the section below titled "Unclaimed or Abandoned Stock Resulting from the Distribution."

Listing of Tintic-Nevada Common Stock; Restrictions on Resale

Tintic-Nevada intends to apply to a member of the National Association of Securities Dealers, Inc. (NASD) to make a market in the Tintic-Nevada common stock and provide a quotation on the NASD inter-dealer Electronic Bulletin Board under whatever trading symbol is assigned to us by the NASD. No assurance can be made or given that we will in fact obtain any such trading symbol.

Treatment of Indebtedness

Neither Kiwa nor Tintic-Nevada will assume or be responsible for any debts or monetary obligations of the other prior to March 12, 2004, namely, the date of the reverse acquisition by and between Tintic-Utah and Kiwa. However, according to the terms of the indemnification provisions contained in the distribution agreement, Tintic-Nevada will be responsible for any liabilities, monetary or otherwise, that may arise from Kiwa's ownership of our mineral claims prior to the date of our acquisition of these properties.

Expenses

The terms of the distribution agreement state that we shall bear all expenses incurred in connection with the distribution, including the preparation, execution and the performance of the distribution agreement and the transactions contemplated by the distribution agreement, and all fees and expenses of counsel and accountants. Legal and accounting fees and expenses incurred in preparation of the registration statement, our audit, printing, mailing, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees as to this prospectus and related registration statement fees will be paid by us. We are not certain at this time but we estimate that these fees and expenses will not exceed $15,000.

Indemnification and Insurance

The distribution agreement also provides that from and after the distribution date, Tintic-Nevada will indemnify, defend and hold harmless Kiwa and its subsidiaries, as well as the directors and officers of Kiwa and the various Kiwa subsidiaries, from and against all losses arising out of or relating to:

o any breach, whether before or after the distribution date, by Tintic-Nevada of any provision of the distribution agreement,
o any claims arising out of this prospectus or the registration statement pertaining to this prospectus, and
o liabilities related to the operation of Tintic-Nevada prior to distribution.

In spite of indemnifying Kiwa against claims arising out of this prospectus or the registration statement pertaining to this prospectus, it is significant that, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Rights of Kiwa Shareholders Before and After the Distribution

Before the acquisition and the distribution, the shareholders of Tintic-Utah, under its former name "Tintic Gold Mining Company," a Utah corporation, owned all of the subsurface rights (subject to a 3% net smelter return royalty to an individual named Chase Hoffman) and related assets described in this prospectus. After the acquisition and the distribution, these same shareholders will own the same ratable equity interest in the mineral claims and related assets, subject to certain dilution that occurred in August 2004 as a result of raising $25,000 in equity from our officers and directors and one other shareholder. Put another way, during August 2004, Tintic-Nevada, which at that time had no money, issued 500,000 "restricted" shares of common stock to its officers and directors and another stockholder (a total of four persons) in consideration for a total of $25,000 in cash. This issuance has diluted those persons entitled to receive shares in the distribution. The stock was sold at five cents ($0.05) per share, a price which management determined was the fair value of such shares. This stock issuance has raised $25,000 for us and thus allowed us to undertake the registration statement subject of this prospectus and the consequent distribution of shares, all in order to carry out our obligations under the Distribution Agreement. These shares are deemed "restricted" securities because they were acquired in a private transaction not involving a public offering. As a result, they are subject to the restrictions on resale contemplated by Rule 144 of the General Rules and Regulations of the Commission.

Federal Income Tax Consequences of the Distribution

We are NOT rendering an opinion and have no opinion concerning the tax consequences of the proposed distribution. We believe that the distribution is essentially a "stock dividend" and would likely be treated or taxed as such by the Internal Revenue Service.

State Tax Consequences

Because each state's income tax laws vary, we are unable to predict the income tax consequences to the stockholders in all of the state taxing jurisdictions in which they are already subject to tax. We therefore urge you to consult your own tax advisors with respect to state income and corporate franchise tax consequences.

Regulations Affecting the Price and Marketability of Tintic-Nevada Common
Stock

Immediately subsequent to this offering, it is very likely that an active public trading market for our stock will not exist and that the price of our common stock will remain very low. Because of this and the fact that our common stock may not be listed on The Nasdaq Small Cap Market (SM) or any exchange, the shares may be subject to a number of regulations which may affect the price of the shares and your ability to sell the shares in the secondary market.

For example, Rule 15g-9 under the Securities Exchange Act may affect the ability of broker-dealers to sell the shares and may affect your ability to sell the common stock in the secondary market. Rule 15g-9 generally applies to shares that are not listed on The NASDAQ Small Cap Market (SM) or any stock exchange. The rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction.

In addition, because the penny stock rules probably will apply to our shares, investors in this offering probably will find it more difficult to sell their securities. The Securities and Exchange Commission's regulations define a penny stock to be any equity security that has a market price or exercise price of less than $5.00 per share, subject to some exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements probably will reduce the level of trading activity in the secondary market for the common stock and may severely and adversely affect the ability of broker-dealers to sell our securities. See Risk Factor Nos. 13 and 14 in the beginning of this prospectus, both of which relate to Penny Stocks.

                        Dividend Policy

Tintic-Nevada currently does NOT pay dividends on any of its issued and outstanding securities. We do NOT expect to pay any dividends for the foreseeable future. Any future payments of dividends will be dependent upon our results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors from time to time.

Payment and declaration of dividends on our common stock is dependent upon having the cash liquid assets available to do so. It is also dependent on any lending covenants which, if we engage in any financing transactions, would restrict our ability to pay any dividends, even if we were financially able to do so. At this time, we have NO ability to pay any dividends on our common stock nor do we anticipate doing so in the near future. We do not have any series of preferred stock authorized in our Nevada Articles of Incorporation.

                       Legal Proceedings

As of the date of this filing, Tintic-Nevada is NOT a party to any legal proceeding, either as plaintiff or defendant. Tintic-Nevada is also not aware of any pending legal proceeding contemplated by a governmental authority concerning our business or properties. Our financial statements, as set forth below have therefore NOT been adjusted to reflect any material uncertainty regarding exposure to liability in any legal proceeding.

To management's best knowledge, information and belief, our property is neither listed on any known environmental cleanup roster nor otherwise listed on or within any designated "Superfund" site. We are aware, however, as a result of stories printed in local newspaper articles that the federal Environmental Protection Agency (EPA) has declared the town of Eureka, Utah, as a Superfund site for lead contamination, an area approximately 3 miles from our properties, inasmuch as our properties are located near the town of Mammoth, Utah, not Eureka. We have received no actual or direct notice or knowledge of these events and management knows nothing further in this regard. During 2002, the Utah Department of Air Quality undertook soil sampling in and around the town of Mammoth, Utah, an area near our properties. We are informed that some of these samples showed elevated levels of contaminants. However, we have received no notice that these findings have any impact or other bearing on our mineral claims and management does NOT believe that our properties can, or will, be considered a source of any such alleged contamination.

Measures Taken To Insulate Us Against Future Mineral Claim Asset Liability

In the fall of 2001 and in an effort to insulate our predecessor, Tintic-Utah, the prior owner of the property, from future liability, our predecessor owner hired a geologist and environmental engineer named Bruce Yeomans of B. Yeomans Consulting, Inc., an expert, who constructed a six foot high chain link fence, with four 30-foot runs, around the Emerald Shaft or Mine located on the property. The fence was also stranded with barbed wire along the upper edge. This was done to mark the Shaft and otherwise prevent intruders and trespassers from getting injured by possibly falling into the mine shaft, a shaft which existing data suggests is at least 1,000 feet deep. The shaft had been partially collapsed around the collar and campers appeared to have lit bonfires adjacent to the open shaft on the flat topped dump around it. After this fence was built, a "dangerous/no trespassing" sign was posted on it. In a further effort to insulate us from and against future liability, this work was also photographed. In addition, Mr. Yeomans further erected a 12 foot long, three stranded, 4-foot high barbed wire fence across the access road to the Emerald Shaft at the approximate eastern boundary of the property. This was done to further discourage intruders and trespassers, the large majority of whom are hikers and campers in the summer and snowmobilers in the winter.

Management's Plan of Operation, General

Since our incorporation on March 8, 2004, our only business activity has been organizational matters and pursuing what is necessary to carry out our Distribution Agreement with Tintic-Utah, a copy of which was attached to our original registration statement. As of the date of this sixth amended registration statement, we have $1,100 in cash on hand. Our Plan of Operation is set forth in the section immediately below.

Plan of Operation for the Next Twelve to Eighteen Months

As per our agreement with Tintic-Utah, in consideration for the distribution subject of this document, we have been conveyed the subsurface mineral rights on approximately 44 acres of land located in the heart of the Tintic Mining District of Juab County, Utah, near the town of Mammoth, Utah (subject to a 3% net smelter royalty in favor of an individual named Chase Hoffman). During the next twelve to eighteen months, we will complete a specific work sequence and thereafter attempt to identify and contract with a mineral exploration company that will agree to search for minerals that may underlie our Claims. During the time our search is in progress, the small amounts of cash required to maintain our operations, as well as the costs associated with the identification of and contracting with a mineral exploration company partner, will be provided by what cash we now have on hand and if that money is exhausted, by our officers and directors. Our officers and directors have agreed to make the type of equity investment in us that is necessary for us to complete our work sequences identified below. At the same time, our officers and directors are NOT under any contractual obligation with the Company to finance us; they are doing so because they want to. We do NOT have any written agreement with them in this regard nor do we intend to enter into one. Future funding by our officers and directors may come from the exercise of options to purchase our common stock and/or through future agreements between Tintic-Nevada and our officers and directors negotiated on terms equivalent or better than those terms negotiated on an arms-length basis. As a result, we do not believe there will be the need to raise additional funds during at least the next twelve to eighteen months, other than through our officers and directors, if and when required. See Risk Factor No. 23 in the beginning portion of this prospectus. Since our officers and directors' have agreed to provide us with the funding necessary to complete our work sequences or "milestones" identified below, work sequences that are essentially now completed, we consider this a legal obligation to such extent simply because investors and shareholders may rely on this funding commitment.

Management is NOT interested at this time in going to the expense or trouble of directly raising, on a secondary offering or private placement basis, either $517,000 or $2.141 million to engage in drilling exploration programs of our own and on our own, particularly when we lack the expertise ourselves to implement and oversee such a project. See the paragraph below titled "The Phased Nature of Our Planned or Proposed Exploration Program." We are not interested in doing so because we do not know whether such efforts would be successful. We also believe and are informed that such an effort would be very expensive in terms of the cost thereof and we would rather spend what limited resources we have on pursuing exploration. We also have no idea what securities brokerage firm, if any, would possibly be interested in underwriting such an effort. Since the increased price of metals since early 2004 appears to have made the overall exploration environment more financing-friendly (silver, for example, having recently attained $9.00 per ounce and gold being over $500 per ounce) and based on the history of the Tintic Mining District, we believe that it makes far more sense to do what is necessary to attract an experienced and well financed mineral exploration partner or joint venturer. This is our basic plan of operation at the present time.

In order to attract mineral exploration company partners and pursue an exploration program of our mineral claims, we need a specific and realistic business plan for this purpose. Accordingly, while we have obtained a preliminary evaluation report from an environmental and geological engineer named Mr. Bruce Yeomans, our expert. Mr. Yeomans has since provided us with a more detailed and comprehensive report and analysis of our mineral claim properties. While Mr. Yeomans' initial report was dated December 11, 2004, his revised and more extensive report is dated April 24, 2005. Because this modified report provides a more comprehensive evaluation of our properties, including exploration targets, we have included or summarized portions of such report below. Our plan to explore our mineral claims now focuses on, based on such report, not only evaluating the certain specific exploration targets identified below but also completing seven (7) separate work sequences identified below, the cost of which shall be borne by us with what capital we have and if not, current officers and directors have communicated their commitment to fund the cost of these work sequences, including the cost of paying future Edgarization, accounting and legal fees and expenses, all by making an additional equity investment in us. See Risk Factor No. 15 above. This agreement on the part of our officers and directors is NOT in writing but we believe that it is a legal obligation of such persons on which the Company can rely, as do they. At such time as an additional equity investment is made in us as necessary to continue to fund our limited operations, those persons so investing will sign investment letters and what stock they receive will be subject to a restrictive legend.

The specific steps or sequence of events necessary to attract a mineral exploration partner or joint venturer and otherwise implement a mineral exploration program are:

1) Locate the claim corners in the field so that property boundaries are known. (This step was accomplished two or three years ago by our consulting geologist when we commissioned his geology report. If we need more specific or exact markers, we will hire a surveyor to do so. We anticipate that the cost would be between $1,000 or $2,000. As of now, and unless requested or required by a mineral exploration partner, we do not believe that this cost or expense will be necessary.

2) Evaluate the status of adjacent mineral claims, so that investor interest will not be limited to the three claims we hold. Several of the mineral targets trend off of our claims. (The adjacent claims to which we refer are known as the Grand Central Claims. While we have not thoroughly evaluated the status of these adjacent claims, we know the owner and have been in discussions with the owner over the last several years. This individual, who is also a geologist, has indicated to us that he would be willing to work out a suitable arrangement with a mineral exploration partner, if we can bring one to the table. There is no cost associated with this step or sequence of events as what information needs to be known about the Grand Central Claims and their geology can and would be supplied by the owner. Accordingly, this step or sequence is essentially complete.)

3) Collect additional surface rock samples, as indicated by surface mapping or inspection. If so indicated, sampling will be conducted in accessible portions of the scattered surface mine diggings and in areas of exposed hydrothermal alteration. Samples will be analyzed for gold, silver and "pathfinder" elements, including arsenic and barium. Anomalous areas at the surface may indicate "leakage" of hydrothermal fluids along faults and fault intercepts from potential mineralized zones at depth. These areas will be incorporated into a three-dimensional evaluation of the property for potential drill testing. (Based on what our consulting geologist tells us, we are not aware that rock samples are necessary to be obtained at this point. We believe that if an interested mineral exploration partner is interested in our mineral claims, they would likely want to do sampling themselves, as they would likely want to analyze the results themselves. Having said this, our geologist would charge us by the hour for sampling if necessary and then we would pay for assaying at a recognized assaying laboratory. This, we believe, would cost between $1,000 and $2,000. We are not aware that this step or work sequence is necessary at this time.)

4) Update our more recent, April 24, 2005, report if necessary as a result of any surface sampling. Contact and distribute report to target groups familiar with high-grade underground mineral exploration ventures. (This report was authored by our consulting geologist and we know of nothing at this point that would require us to update it. Accordingly, there is no cost that we know of at the present time associated with this sequence of events or step. So far, we have distributed the report to one large mining company.)

5) Keep abreast of ongoing E.P.A. response activities in the District. (There is no cost associated with this step or work sequence and we intend to do it ourselves as an incident to our business. At the same time, our consulting geologist is aware of EPA and Utah Department of Oil, Gas & Mining responses in the district and he had indicated an intent to communicate any changes to us if they are material to us and our Plan of Operation.)

6) Contact as many mining and mineral exploration companies as possible who we believe might be interested in partnering or joint venturing with us to explore our mineral claims. (This is a task that comprises the principal part of our business plan and we intend to do it in the ordinary course of our business. In this regard, we have identified various exploration partners to contact but have not taken any systematic action to contact them until our registration statement with the Commission has become effective and the distribution subject hereof has been accomplished. Having said this, we have had limited discussions with a large mining company nonetheless to whom we sent, in July 2006, a copy of our geology report, and they have communicated a desire to tour our mineral claims in September.)

7) Conduct property tours with interested parties. (The only cost associated with this step is whether we would be accompanied by our consulting geologist. If so, we would pay him by the hour. The only additional cost is transportation. At present, a large mining company has communicated a desire to physically inspect our mineral claims in September.)

8) Negotiate mineral agreement to explore the mineral claims. (This task has obviously not been accomplished and we believe that the only cost associated with this might be attorney's fees, if in fact we got to the point where we would need or want an attorney to review a draft agreement.)

We have NOT identified any one potential mineral exploration partner. There are several mining companies in the United States and elsewhere that we believe may be interested in our mineral claims. Accordingly, there would be no reason to target just one or two companies. In the meantime and as stated above, we recently provided our geology report to a large or major U.S.-based mining company and we are told that they are interested in coming out sometime in September to tour our property.

Tintic Gold Mining Company Exploration Targets

The following discusses certain specific and suggested exploration targets on our mineral claims that we currently believe would be suitable for exploration. We believe by identifying such targets, we have done significant work, in advance, on behalf of a potential or prospective mineral exploration partner or joint venturer.

1. Background

The limited past development and production to date from our claims is in part due to the fact that the stratigraphic (i.e., geology dealing with the earth's strata) and structural controls to ore formation were not well understood when the Emerald Mine was originally dug or excavated. The Emerald Mine exploration and most of the District's exploration and development work was completed (1880's to 1920's) before G. W. Crane ("Crane"), an engineer for U.S. Smelting and Refining, compiled the first district-wide mapping in 1930. U.S. Smelting and Refining owned and operated the Centennial-Eureka Mine, the largest producer of gold and copper in the District. After reaching an agreement with the numerous independent mine owners in the Main Tintic District, Crane was authorized to determine stratigraphic and structural controls to ore deposit formation by mapping each mine. For the first time in the District's history, but unfortunately after the District was into the end of its productive life, ore controls on mineralization that crossed property boundaries were determined. Centurion Mines Corporation, a former lessee of our mineral claims, built on Crane's work in the late 1980's and early 1990's, by having access to all of his underground mapping and sampling. Crane's ore controls were evaluated within the more newly developed understanding of the structural complexities of wrench fault systems, systems that are prevalent in the Tintic Mining District.

Exploration work relating to our Emerald Mine intersected scattered weak mineralization on all levels of the mine but not in large enough quantities to contribute to significant development or production. Favorable gold values were reported on the 600 foot level of the mine and were documented and evaluated by G.W. Crane during his District-wide ore controls evaluation. Crane felt that this mineralization was evidence of the southerly continuation of the Centennial Ore Channel mined in the Grand Central and Centennial-Eureka Mines. Crane wrote in an internal report to U.S. Smelting and Refining:

"The Emerald Mine happens to be at the extreme southern, or gold/ copper end of the Gemini or Centennial Channel, the largest producer of five major ore zones, and for this and other reasons, is due to become a producer of ore consisting of gold. On the same fissure, to which recent developments in the Emerald Mine have been directed, ore bodies on the lower levels of the Grand Central Mine have their principle values in gold and copper, indicating the trend in the direction of the Emerald" (G. Crane, March 28, 1933).

2. Generalized Exploration Targets on the Tintic Gold Claims

The majority of all Tintic Main District ore is preferentially developed within only five of the numerous Paleozoic carbonate formations that have been found to be present in the District. Of these units, a formation named the Ajax Formation has hosted most of the copper-gold production in the District. The Ajax Formation crops out extensively on the Tintic Gold mineral claims group and is cut by intersecting faults which are known to be mineralized in the Emerald Mine workings and in the adjacent Grand Central, Mammoth and Centennial-Eureka Mines. The Ajax Formation on our claims is near vertical to steeply west dipping and lies on the western limb of the broad Tintic Syncline. The most persistently mineralized portion of the formation is the Emerald Unit which lies in the lower half of the 640 foot thick Ajax Formation. The Emerald is a medium grained grayish-white colored massive dolomite bed that lies about 100 to 180 feet above the base of the unit and averages about 30 feet thick. Ore mined in the deepest portions of the Grand Central (Grand Central Ore Channel) and Centennial-Eureka Mines (Oklahoma Stopes) which are located directly north of the Tintic Gold ground, is also hosted by the Ajax Formation. In those mines, however, the Ajax Formation dips about 45 degrees to the north and the bedding conformable ore is subhorizontal since they lie near the axial plane of the syncline at a mine depth of from 1,900 to 2,300 feet.

We believe, at the present time, that the up dip extension of the mineralized Ajax host in the Grand Central and Centennial-Eureka Mines is the best exploration target on our claims. The Ajax Formation -- especially the Emerald member --- is cross cut by the ore controlling, generally steeply west dipping, north trending sinistral faults, namely, the Iron Break Fissure (Grand Central and Centennial-Eureka Mines), the West Break Fissure (Grand Central Mine), the West Mammoth Split Fault (Mammoth Mine), the Mammoth Fault (Mammoth Mine) and the Grand Central Fault (Grand Central Mine). The sinistral or northerly trending faults provide the conduits and structural preparation for potential ore development in the reactive and brittle carbonates that are present there. We believe that these faults in the Ajax Formation are especially good targets for exploration where they are intersected by east-west faults.

3. Specific Exploration Targets on the Tintic Gold Mineral Claims

On the 600 Level (6,224 feet above mean sea level ("amsl")) of the Emerald Mine, southeast of the shaft (6,830 feet amsl), a winze was sunk on a vein of gold bearing quartz in the Ajax Formation. The vein is reported by G. Crane to have positive gold assays in the winze and small sublevel drift. The vein lies on the intersection of the east-west striking 245 Fissure in the Emerald Mine and the sinistral, northeast striking Iron Break Fissure which carries 2 to 3 opt silver in the Centennial-Eureka Mine 1800 foot level drift (4,935 feet amsl). The Iron Break Fissure controls north trending ore deposition in the Opohonga Formation in the Grand Central Mine 1300 to 1800 foot levels (5,828 to 5,347 feet amsl) and in the large westerly trending Ajax Formation stopes on the 2000 to 2300 foot levels (5,147 to 4,845 feet amsl). Crane believed that this intersection and the gold-bearing quartz was the top of an irregular ore pipe that was 5 to 6 feet in diameter where exposed in the workings. He felt that additional prospecting should be conducted below this mineralization in the Ajax and Opex Formation carbonates.

On the Emerald 600 Level (6,224 feet amsl), drifting on the level to the south of the quartz vein described above cut various positive gold results approximately 350 feet and 950 feet away in the Ajax and underlying Opex Formations. The lowest of the assay results was on the lower Ajax formation probably on a fault but it is not described. The higher or more positive assay value is on a north-north east striking 60 to 72 degree west dipping fault where it is cut by an east-west striking fault. Another positive gold result was collected by Crane on the 600 Emerald Level where the same south drift in the Ajax Formation crosses into the underlying Opex Formation. We believe that these scattered gold values found by Crane deserve testing for potential bonanza grade mineralization in the receptive lower Ajax and underlying Opex Formation carbonates.

We also believe that the 1300 foot long by 1000 foot wide exploration gap between the southwestern-most stopes on the Grand Central Mine 2000 to 2300 foot levels (5,147 to 4,845 feet amsl) and the northern-most drifts on the Emerald 700, 900 and 1000 foot levels (6,124, 5,924 & 5,824 feet amsl) should be evaluated. The northeast trending steeply west dipping West Break (Grand Central Mine), Iron Break Fissure (Grand Central and Centennial-Eureka Mines), and West Mammoth Split (Mammoth Mine) should be tested, especially where they are cut by the steeply dipping east-west striking cross faults. We believe that the prime area for exploration and possible ore development in this exploration gap is at fault intersections which occur in the Ajax Formation as it dips towards the Grand Central stopes.

Glossary of Terms to Assist the Reader in Understanding Technical Terminology.
------------------------------------------------------------------------------
Amsl                          - Above mean sea level.

Anomalous areas               - Rocks that contain gold and/ or other
                              pathfinder elements that may indicate proximity to mineralization.

Assay values                  - Metals content of a sample submitted to a
                              laboratory for assay. There are various
                              standardized assay methodologies used depending upon the grade and element being determined.

Axial plane of the syncline   - A syncline is a fold in the rock that can
                              incorporate one rock strata or numerous
                              formations that contain many rock strata.
                              Synclines are "U" shaped folds with the open end up. The axial plane of a syncline is used to describe the orientation of the syncline in space. The plane equally divides the syncline down the middle such that equal portions of the syncline lie on either side of the axial plane.

Bedding conformable ore       - Bedding conformable means that the ore lies
                              within a certain layer or bed of rock and that the outline of the ore conforms to the outline or some portion of the outline of the rock layer.

Bonanza grade                 - Any high grade metals enrichment sampled,
                              generally regardless of the size of the zone.

Core drilling                 - Core drilling is slower and more expensive to
                              complete than reverse circulation drilling. A continuous section of rock is recovered during core drilling. Core allows the geologist and mine engineer to better evaluate rock types, structure, and hydrothermal alteration among other rock attributes as compared to reverse drilling.

Dip and strike                - Dip and strike are used to define the
                              orientation of the rock strata in space. The plane that defines the orientation of a rock unit will dip in one direction and strike in two directions.

Dolomite bed                  - Dolomite is a magnesium-bearing carbonate
                              rock. A dolomite bed is a layer or horizon of dolomite rock.

Hydrothermal alteration       - Rocks that have been changed partially or
                              completely in mineral composition and/ or texture and/ or have pathfinder elements added to them by hydrothermal (warm water) solutions.
                              Hydrothermal solutions have deposited the minerals in the Tintic District that make up the historically mined ore. Geologists and mine engineers are trained to recognize hydrothermal alteration as an aid in delineating ore and the proximity to ore.

"Leakage" of hydrothermal     - Hydrothermal fluids formed the Tintic ore
fluids                        bodies. "Leakage," or the movement of
                              hydrothermal fluids along zones of
                              permeability, potentially leading to or from areas of mineralized rock can result in hydrothermal alteration. The "leakage" of hydrothermal fluids from a mineralized zone at depth along a fault might lead to hydrothermal alteration in rocks at the surface above the mineralized rock.

Mineralization                - Mineralization is metals anomalous
                              hydrothermal alteration that is not ore grade.
                              Ore is defined as mineralized rock that is economic to mine. Mineralization may not be ore due to a variety of factors including current metals prices, size and/ or grade of mineralization, depth to mineralization, and others.

Opt - Ounces per ton. 1 troy ounce per short ton equals 34.2857 grams per metric tonne, or
                              34.2857 parts per million.

Paleozoic carbonate formations- Paleozoic is an era and refers to the age of the rocks ranging from 542 to 251 million years ago. Carbonate rocks are sedimentary rocks that are deposited as chemical precipitates, such a limestone or many dolomites. A formation is a scientifically established grouping of rocks with specific characteristics that geologists have developed to understand the geology of an area or region. See also: "strata" below.

Pathfinder elements           - Elements such as barium, silver, thallium,
                              arsenic or mercury and others that may be deposited in association with gold mineralizing hydrothermal solutions and commonly form larger anomalies than gold itself. Pathfinder elements can vary between mining districts and within mining districts depending upon the geologic type of the ore deposit. Areas of anomalous pathfinder elements can be used to aid in delineating gold mineralization at depth and laterally, both from surface samples and from samples collected below the surface, such as in drill cuttings. Gold itself is one of the best pathfinder elements for locating gold deposits.

QA/ QC program                - A quality assurance and quality control
                              program to help ensure that the sampling and assaying program portion of the mineral evaluation project are representative of what is actually going on. The QA/ QC program typically includes using a reputable assay lab which uses its own QA/ QC program to ensure assay result validity, check assays of mineralized intercepts sent to a second reputable assay lab, and the incorporation of blanks (rock samples with no detectable metals), standards (rock samples with established metals values) and sample duplicates to arrive at a statistically valid sampling protocol. QA/ QC programs also require sample security to ensure that samples are not contaminated either unintentionally or intentionally.

Sinistral faults              - Sinistral faults are fault planes of movement
                              in rock that have a left lateral displacement, such that as seen by the observer, the relative movement of the rock on the other side of the fault plane from the observer is to the left.
                              Dextral faults have right lateral movement.

Strata - Geologists group sedimentary rocks (rocks formed by erosion of preexisting rocks or rocks like limestones and many dolomites that form as chemical precipitates) into age and often rock-type packages to help define the geology of a region. Sedimentary strata or rock strata are these groupings of rocks or parts of these rock packages that can be identified at various localities throughout a region or mining district.

Stratigraphic controls        - These are the controls to potential ore
                              deposition provided by the rocks themselves. In each mining district, certain strata are more favorable to ore development within the district than are other strata. At Tintic, the bulk of historic gold production has come from the Ajax
                              Formation. Drill testing the Ajax Formation where a fault intersection cuts the unit
                              (structural controls) may be a logical place to expect the formation of a potential ore body.

Structural controls           - Structural controls are the controls to
                              potential ore deposition provided by rock structures: especially areas of potentially high hydrothermal fluid flow along faults and fault intercepts with other faults. Geologists map faults to determine potential structural controls to district ore deposition. See also:
                              wrench fault systems.

Stope - A step-like open excavation in an underground mine left by the mining of ore. Depending upon the mining method and size of the ore body, an open cavity (a stope) may be left with no pillars to support the roof.

Reverse circulation drilling  - A relatively rapid drilling method whereby drilling is completed with air and either a rotary or hammer bit is used to complete the drill hole. Reverse circulation drilling usually involves using dual walled drilling pipe with high pressure air passing through the outer annulus of the pipe and rock cuttings exiting through the inner annulus of the pipe. Drill cuttings are typically logged, collected and assayed in 5 foot intervals.

Winze - An internal underground shaft that was constructed by digging downwards from the access point.

Wrench fault systems          - Wrench faults are defined by the relative
                              movement along the fault plane. The Tintic
                              District lies in a wrench fault system. These faults are lateral-type faults with rocks on one side of a fault having a relative displacement to the left or right of the rocks on the other side of the fault plane of movement. Wrench fault systems are systems because other fault types often form as a result of the directionally focused compressional forces the rock has been subjected to. Wrench faults often result in a system of orthogonal faults between the regional planes of wrench fault movement as well as smaller "S"-shaped lateral faults
                              (Riedel shears) that merge at their ends with the wrench-fault planes of movement. These fault systems and where these faults intercept each other can become transmissive areas for the potential movement and focus of mineralizing hydrothermal fluids.

The Phased Nature of Our Planned or Proposed Exploration Program

The following discussion sets forth the two phase exploration program that we would recommend or which we would suggest to an interested joint venture exploration partner:

A two phase exploration program is recommended and which may involve a total expenditure of US $2,658,000. We believe our claims have excellent targets for drill testing as shown by geology, structural controls to known mineralization, and historic underground sampling results in the Ajax and Opex Formations. The program would utilize both reverse circulation and core drilling to confirm the presence, tenor and characteristics of mineralization indicated in the historic underground sampling results.

An initial surface drilling program of ten reverse circulation drill holes approximately 840 feet deep would target the 1,000 foot long area of gold anomalous ground intersected on the Emerald 600 foot level. This area is located east and southeast of the Emerald Shaft. The drill holes would be collared to test areas of historic high grade gold sampled by Crane in the late 1920's. Two additional reverse circulation drill holes would be collared to test the northeast extension of potential mineralization along the Iron Break Fissure, located northeast of the Emerald Shaft. Results of historic sampling in the Centennial-Eureka Mine workings by Crane indicate significant silver mineralization on the fissure. Drill holes collared in this area would have completion depths of approximately 1,000 feet and would also test the prospective Ajax Formation located above the mineralized fissure. Drill holes in this program would be spaced relatively close to one another because of the discrete, high-grade nature of mineralization in the Tintic District.

Prior to drilling, patented claim corners would be reestablished in the field using a licensed surveyor to ensure project activities are conducted within the our claims' boundaries. Surface rock chip samples should be collected by a qualified person from the scattered cuts and altered rocks that crop out on the property to determine the potential for additional drill targets.

Upon conclusion of the first phase of exploration, data compilation and analysis, interpretive drawing of geology, grade and mineralized envelopes in sections and plans should be completed. Initial metallurgical studies would also be conducted. The second phase drilling program is contingent upon the compiled results from the initial drill program.

Second phase drilling, provided that the first phase is successful, would target and expand on mineralized areas intersected in the first phase of drilling and should include both core and reverse circulation drilling. Core drilling provides a better sampling media and a better control for structural analyses, engineering and metallurgical studies, and on geology. The drilling program should include a rigorous QA/QC program which includes blanks, repeats, standards, paired assays and variance studies to ensure that sample preparation and analytical protocols are not adding unreasonable variance to assay data. More detailed feasibility and metallurgical studies would also be completed during this phase and include mineral speciation, mineral liberation/ recovery and waste stream evaluations.

The recommended budget for Phase I is US $517,000. The recommended budget for Phase II is US $2,141,000. If feasibility studies conducted as part of Phase II indicate the economic viability of mining zones intersected in drilling, then mine development will probably require the construction of underground access to develop the claims.

                Recommended Phase I Expenditures

                       Item                               Expenses in US$
      Drilling: Reverse Circ: 10 holes, 8400 ft @ $45/ft      $378,000
        Roads and sites                                       $  7,500
        Reclamation                                           $  8,500
        Bonding                                               $ 20,000
        Assays: FA/AA, 1680 samples @ $25                     $ 42,000
      Supplies: splitter, boxes, bags, etc.                   $  5,000
      Geological Consultants 1 @ 2 months @ $8000/mo          $ 16,000
      Resource Estimate                                       $ 10,000
      Lodging, meals, expenses                                $  5,000
      Contingency +/- 5%                                      $ 24,600
                  TOTAL PHASE I RECOMMENDED EXPENDITURE    $516,600

               Recommended Phase II Expenditures

                       Item                               Expenses in US$
      Drilling: Reverse Circ: 20 holes, 20000 ft @ $45/ft     $900,000
        Core-HQ-size: 10 holes, 10,000 ft @ $65/ft            $650,000
        Roads and sites                                       $ 15,000
        Reclamation                                           $ 18,000
        Bonding                                               $ 40,000
        Assays: FA/AA, 6000 samples @ $25                     $150,000
      Supplies: splitter, boxes, bags, etc.                   $ 20,000
      Geological Consultants 3 @ 4 months @ $8000/mo          $ 96,000
      Resource Estimate and Engineering Studies               $100,000
      Lodging, meals, expenses                                $ 50,000
      Contingency +/- 5%                                      $101,950
                  TOTAL PHASE II RECOMMENDED EXPENDITURE $2,140,950

      The foregoing recommended expenditures are estimates devised by our consulting geologist. We have no way of predicting, at this time, whether these estimates are too high or too low. We have simply come up with these estimates in order to give a prospective exploration program partner or joint venturer an initial idea of what it might be looking at spending on any such program(s).

Phased Exploration Plan and How the Results of Prior Phases Will Determine Whether to Proceed with Further Phases.

Surface exploration work is conducted first, with the purpose of generating valid drilling targets. Prospecting work is done on the ground by a field geologist to identify areas with high metal content and showing the signs of hydrothermal alteration. These data are then compiled on to maps and a report is prepared. A meeting with the geologist, project manager, property owner and the joint venture partner would then be held. If the decision is made to conduct the drilling program, a budget is set up and then managed and administered by the project manager.

Drilling is the most effective way to locate the suspected mineral deposits that could occur beneath the our claims. Samples of the drill cuttings are collected for each 5 foot to 10 foot drill interval. These samples are labeled as to hole number and depth and stored in plastic or cloth bags. In addition, a small reference sample of each 10 foot interval is placed in a chip tray with several compartments. The drill cuttings are carefully logged by a geologist and a description of each drill hole is prepared. This description includes the rock type and any evidence of mineralization or hydrothermal alteration. Based on this inspection, promising samples are selected for assaying and submitted to a certified commercial laboratory. All available information is then reviewed by the geologist. Particular attention is paid to any promising assays, the depth of any mineral deposits and the potential size of the deposit. A report is then prepared which discusses the potential mineral deposit, the risks involved and additional recommended work. If drilling is recommended the drill sites, the footage and estimated costs are also included. Another meeting with all the involved parties is then held and a decision would be made as to whether or not Phase II drilling, or other additional work, would be conducted.

The determination as to whether to proceed with further phases upon the completion of each phase will be made by those persons financing the same.

Locating an Exploration Program Joint Venturer or Partner and Plan to Contract with such Joint Venturer or Partner.

The specific steps that we intend to undertake in order to find a suitable joint venture or partnership candidate will include but not be limited to the following: First, we intend to identify those mining or mineral exploration companies that are currently conducting exploration and extraction operations or activities in Utah, Nevada, Wyoming and Idaho. We will also identify those companies we know and whose principals we have met in the past who are located in Salt Lake City, Utah, Carlin, Nevada, Spokane, Washington, Vancouver, British Columbia, Canada, and London, England. We intend to target these particular companies because we are aware that they own, or have owned, mineral claim properties in Utah, Nevada and Idaho, including Alaska, Canada and South America. In fact, some are in the process of doing exploratory work, or have done extensive exploratory work, on those claims and others. We thus believe that these contacts would be suitable partnership and joint venture candidates to approach. At the same time, we also intend to identify additional companies or operators by checking records with DOGM and the federal Bureau of Land Management or any other state or governmental agency in which information about current mining-related activities in Utah and surrounding states is publicly available. In doing so, we will also have the opportunity to confirm the identity of those mining or mineral exploration companies whose principals we already know or have met personally, either directly or indirectly, all of whom are currently engaged in exploratory mining activities. We also believe that our geologist/environmental engineer, who is currently employed full-time by a large mining company, and who works on the side for a Canadian mining company, has the ability to give us names of companies operating in the Tintic Mining District and nearby (though it will be our obligation to contact such persons or companies). After identifying various possible candidates, we shall first attempt to telephone them one by one and speak with appropriate persons involved in their respective mineral exploratory decision- making process. After reaching each such person or persons, we will learn from each what each is looking for in this regard or otherwise interested in pursuing and whether our claims might be something they would be interested in. If any of these candidates or possibilities communicates an interest in our mineral claims, we will find out exactly what information they desire from us and we will provide it to them as quickly and efficiently as possible. After that, and as the list of serious interested candidates gets smaller and smaller, we will follow up with each of such entity more closely and more aggressively and determine what additional information they need, if they are interested, what they would like to do next, whether they would like to tour the property, for example, whether they would like to conduct their own sampling or assays on our claims (to which we would have no objection) and if they are not interested, learn why. After providing our geology reports and doing on site inspections and tours of our mineral claims, we will then sit down with such persons and find out exactly what they believe it would take to work with them on a project to explore our claims. We intend to actively seek out and investigate potential partnerships, joint ventures and other funding arrangements by doing our due diligence and otherwise locating companies who we believe would be interested in exploring our claims for their precious metals mineral potential. Some of these candidates we know and are already aware of because of having owned mineral claim property in the Tintic Mining District since 1933. Others we hope to learn of through referrals and through our own due diligence and contacts in the Tintic Mining District and overall mining industry. Organizations such as the Rocky Mountain Mineral Law Foundation headquartered in Colorado and also, the Utah Mining Association headquartered in Salt Lake City, both of which have websites, are good sources of information concerning the identities of which companies are doing what in Utah and the surrounding states. At present and because the stock dividend distribution has not occurred, we have been reluctant to get too carried away contacting any particular mining exploration companies at this time. Having said this, we have in fact contacted and sent a geology report to one large or major U.S. mining company that we learned was interested in the Tintic Mining District. One of its geologists has read our report and has communicated to our president an interest in conducting a tour of our mineral claim property next month. Since it has not been determined whether or not this company is seriously interested in our mineral claim property and since we have had no face-to-face discussions with them or their geologists, we have obviously had no discussions about entering into any joint venture or similar arrangement of any kind. At present, we have had NO discussions with mining or mineral exploration company about entering into a joint venture agreement of any kind or nature.

In sum, our plan to contract with a mining company or mineral exploration partner, upon completion of the forgoing work sequences, includes:

* An investigation of mining and mineral exploration companies, which are currently operating in the general area of our mineral claims. This investigation may include the use of industry databases, as well as the investigation of governmental records and industry experts. We do not expect this cost to exceed $2,500.

* Initial discussions with those potential mineral exploration company partners as determined from our investigation. We do not expect this cost to exceed $5,000.

* Contract negotiations with an interested mineral exploration partner. We do not expect the costs, legal or otherwise, to exceed $10,000. Though no formal agreement exists between us and our current officers and directors, our current officers and directors have agreed to fund the costs of such plan to the extent that these costs do not exceed $25,000. If we are able to contract with a mineral exploration company, we anticipate that all expenses for exploration and possible exploitation of our mineral claim properties will be borne by the mineral exploration company and not by us. In return, we would receive a royalty fee based on a percentage of the proceeds from the sale of those minerals the mining or mineral exploration company may recover from our properties.

It is noteworthy that even if we were to complete a successful mineral exploration program and we successfully identify a mineral deposit (something to which there can be no assurance whatsoever), we will nonetheless have to obtain substantial additional funds from a joint venture partner in order to undertake further drilling and engineering studies (i.e., development) to determine if that mineral deposit does in fact have commercial viability and if so, how the same can be extracted through an actual mining extraction program. In short, there are three phases to mining: exploration, development, and extraction. Accordingly, if in fact we embark upon and undertake a successful exploration program, we will still be required to complete the second phase, namely, that of "developing" the claims in order to determine if it is commercially feasible to embark upon the final phase, namely, actual mineral extraction.

We are unable to make any guarantees that:

* we will be able to identify and negotiate an arrangement with a mining or mineral exploration company within the next twelve to eighteen months,
* our mineral claim properties will be found attractive to a prospective mining company partner,
* we will be able to attract sufficient outside funding or financing necessary to undertake and complete an exploration program, or
* if commercial quantities of mineralization is found after an exploration program is carried out, that our properties would produce any saleable minerals or metals that would result in our receiving any income.

While we believe that such opportunities can be investigated, reviewed and consummated for minimal costs, we cannot give any assurances that related costs will be minimal or that we can ultimately afford them or, that our officers, directors or significant shareholders will agree to continue to make the continued equity investments necessary to do so.

We have no employees. Our officers and directors serve our company without receiving a salary. However, from time to time as appropriate, they may receive expense reimbursements and possible stock options. Though we have no formal written agreement in place, our office space and administrative support is provided by Mr. George Christopulos, our Chairman of the Board, President, and CEO out of his home. Other than those costs and expenses previously discussed, we do not plan on any significant expenditures for new projects of any sort within the next twelve to eighteen months.

Time Frame Involved in Investigating and Negotiating a Contract with a Joint Venture Partner.

We do not know and have no way of knowing the anticipated time frame involved in which our management will investigate each prospective or potential joint venture mineral exploration partner, let alone how long it would take each of them to investigate us or negotiate a contract with us. As we have repeatedly stated in this document, we intend to approach large mining companies that have, or have had, the funding to finance exploration in the United States or which have otherwise done mineral exploration work in Utah and the surrounding states. Among other places, part of this information is available through the Rocky Mountain Mineral Law Foundation headquartered in Colorado and also, the Utah Mining Association headquartered in Salt Lake City, both of which have websites. We do not think it appropriate to identify them by name in this document and without their written consent. Having said this, we believe that a potential joint venture candidate will probably spend more time investigating us than we will spend investigating them. Accordingly, we would have no way of predicting how long investigating us and our mineral claim properties would take for each individual and potential joint venture mining partner we intend to approach nor would we have any way of predicting how long it would take to negotiate any kind of contract with each such individual and prospective joint venture mining partner. This would of course depend on them as much or more as us and it would also depend on how much of a hurry they would be in to complete an agreement with us.

Our "Day-to-Day" Operations.

With respect to our "day to day" operations, we have no employees or formal office facilities. Our officer and directors have other full time employment or engagements, all as stated elsewhere in this document. They will therefore NOT be devoting their full time and energy, on a daily basis, to our Company or the completion of our Business Plan. We can say, however, that completion of, and carrying out, our Plan of Operation involves reliance on other experts and we expect to line up and hire, as necessary, whatever experts are needed to complete our Plan of Operation and our various work sequences. To the extent that this requires us to make a phone call or two at least every day, and otherwise follow up with people, we will do that. To the extent it requires more, we are committed to doing that also, even if it is on a daily basis. At some point, we will be waiting for prospective mineral exploration partners to get back to us on their evaluation of our mineral claims or what more information that they need or want from us in order to make an informed decision about us and our mineral claims. When that is the case, there will be little we can do "day to day," other than to wait for those tasks to be completed by them, circumstances that will largely be beyond our direct control. We will also have to wait for prospective joint partner candidates to "get back to us" while they are reviewing materials we will have provided them. If and when we are waiting for such persons "to get back to us," there is little that we will be able to do on a "day to day" basis.

Maps

A map of our mineral claims is inserted below. This map shows the actual location of our mineral claims near the town of Mammoth, Utah. This map also shows where the Emerald Mine is located. See the PDF file attached and which is identified in our List of Exhibits below as Exhibit 99.1.

We have also inserted below an index map showing where our mineral claims are situated in relationship to the state and county in which they are located. See the PDF file attached. This second map exhibit is identified in our List of Exhibits below as Exhibit 99.2.

Business Corporate History

Tintic Gold Mining Company, a Nevada corporation ("Tintic-Nevada", "we" or "us"), was originally formed as a wholly-owned subsidiary of Tintic Gold Mining Company, a Utah corporation ("Tintic-Utah"). We were organized and incorporated under the laws of the State of Nevada on March 8, 2004, as required by the terms of the distribution agreement dated March 12, 2004, for the purpose of acquiring all of Tintic-Utah's mineral claim properties and related assets, including the remaining cash after payment of related expenses. As a result, we are the owner of the subsurface mineral rights previously owned by Tintic-Utah, on approximately 44 acres of land located in the Tintic Mining District of Juab County, Utah, near the town of Mammoth, Utah, property that our predecessor or parent corporation had owned since 1933 and which was conveyed to us by Special Warranty Deed on March 18, 2004, copy of which was attached as Ex. "10.1" to our original SB-2 filing.

Our predecessor, Tintic-Utah, was incorporated on June 14, 1933 as a Utah corporation, and was, until the effective time of last year's merger discussed below, a mineral resource and exploration company. Under Industry Guide No. 7, it was classified as an exploration stage mining company. This is defined as company engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. Unfortunately, Tintic-Utah did not engage in any mineral exploration activities during the early 2000's, that is, at a time when it was both a "reporting company" with the Commission and also quoted on the OTC Bulletin Board for two reasons. First, the prices of precious metals were depressed and remained depressed during this period, a fact which did not provide an investment or other financing incentive or opportunity for mineral exploration activities. Secondly, in approximately 2002, after having conducted various contamination testing in the area since 2000 and 2001, the Environmental Protection Agency (EPA) declared the nearby Eureka, Utah, area as a "Super-Fund" clean-up site. Because of potential "clean-up" liability for contamination, Tintic-Utah was to discover that mineral exploration companies were not the least interested in spending the money necessary to undertake any mineral exploration activities of any kind until the EPA had completed its "clean-up" operations and gone after or pursued alleged "polluters." In fact, to our knowledge, there was virtually no mineral exploration or other mining activity in the Tintic Mining District between 2000 and 2004. To be sure, during this period, the Trixie Mine, the only operational mine at the time in the District, a mine operated by Chief Consolidated Mining, was closed down. This negative trend now appears to have changed. Precious metals prices have substantially improved and, at the same time, we are informed that the EPA is completing its "clean-up" operations in Eureka, Utah; further, we are informed that it has finished going after or pursuing alleged "polluters" in the Eureka area. We believe these changes of events make the investment environment more friendly or suitable for mineral exploration activities.

In spite of the practical and other inability to attract investment capital or locate a mineral exploration program partner to conduct mineral exploration activities on its mineral claim properties during the early 2000's, Tintic-Utah's management nonetheless continued to develop the Company's long-term business plan to re-establish itself as an active business and to seek capital funds to operate and continue in business. As part of this long-term business plan, and because mineral exploration in the Tintic Mining District was at that time an impractical if not impossible endeavor, Tintic-Utah's management was authorized to entertain and negotiate with potential merger candidates who were not engaged in the business of mineral exploration and/or mining. Pursuant to this authority, Tintic-Utah acquired Kiwa, in exchange for its securities, as an operating company, due to its experienced management and its potential for profitable growth. In doing so, Tintic-Utah acquired all the of cash and assets that were then owned and held by Kiwa and thus, Tintic-Utah obtained the capital and business prospects necessary to both operate and continue in existence in a profitable manner. Prior to the merger transaction with Kiwa discussed below, George Christopulos, Hugh Coltharp and Jack Coombs, our existing directors and officers, served as the directors and officers of Tintic-Utah.

The shares of common stock of Tintic-Utah, until the time of completion of the merger discussed below, traded on the OTC Bulletin Board under the symbol "TTGM." These shares now trade under the name of Kiwa and under the OTC Bulletin Board symbol "KWBT."

Following the merger, stockholders of Kiwa became stockholders of Tintic-Utah. Selected executive officers and directors of Kiwa then became executive officers and directors of Tintic-Utah. Because Kiwa was in a totally different kind of business and did not want to own or engage in any mineral exploration activities, Tintic-Nevada was formed for the purpose of conveying Tintic-Utah's mineral claims into it and effectuating a spin-off of shares, the very subject of this document, all as further explained below.

The patented mining claims that we received on March 18, 2004, under the Distribution Agreement with Kiwa are located within the historic Tintic Mining District (organized on December 13, 1869) in Juab County, Utah. These mineral claims were part of a once-thriving mining district with worldwide acclaim. In 1979, the Tintic Mining District was listed in the National Register of Historic Places.

Our predecessor corporation, Tintic-Utah, had been authorized to conduct business in Utah and has conducted business in Utah since 1933. It owned our existing patented mineral claims since 1933, properties that were acquired from the Emerald Mining Company at that time. These properties are owned free and clear of any lien or encumbrance other than the fact that a prior director from some-25 years ago, Mr. C. Chase Hoffman, owns the surface rights. Mr. Hoffman also retains a 3% net smelter return interest on any mineral production, if any ever occurs.

None our officers and directors has been involved in any bankruptcy, receivership or similar proceeding and none is involved in any litigation that would have any direct or indirect impact or bearing on us or our business. Considering that we were recently incorporated to receive Kiwa's mineral claim assets and implement the terms of the Distribution Agreement with Kiwa, there has been no material reclassification, consolidation, merger, or purchase or sale of any significant amount of assets.

Presently, we have no operations other than our operations necessary to complete the terms and conditions of the Distribution Agreement. Since incorporation, our primary business activity to date has been organizational activities.

The March 12, 2004 Merger or Reorganization with Kiwa.

On March 12, 2004, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 11, 2004, by and among Tintic Gold Mining Company, a Utah corporation ("Tintic-Utah"), TTGM Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of Tintic-Utah ("Merger Sub"), and Kiwa Bio-Tech Products Group Ltd., a privately-held British Virgin Islands ("BVI") corporation ("Kiwa-BVI"), Merger Sub merged with and into Kiwa-BVI with Kiwa-BVI surviving as a wholly-owned subsidiary of Tintic-Utah (the "Merger"). Each share of Kiwa-BVI common stock was converted into 1.5445839 shares of Tintic-Utah's common stock, resulting in Tintic-Utah issuing an aggregate of 7,722,919 shares of its common stock to the former shareholders of Kiwa-BVI. Tintic-Utah also assumed Kiwa-BVI's outstanding stock options. The Merger resulted in a change of control of Tintic-Utah, with former Kiwa-BVI shareholders and optionees owning approximately 89% of Tintic-Utah's common stock on a fully diluted basis immediately following the closing of the Merger. A copy of the Merger Agreement is attached to our third amended registration statement on Form SB-2 as Exhibit 10.2 and is available for review on the Commission's Edgar database. The Merger Agreement sets forth the terms and conditions of the merger transaction between the two companies that closed on March 12, 2004. This agreement identifies a securities brokerage firm located in California known as West Park Capital, Inc., as a finder, agent or consultant in the transaction. The Merger Agreement came about after Mr. John Lowy, a lawyer in New York, spoke with counsel to Tintic-Utah in late January or early February 2004; Tintic-Utah's counsel thereafter contacted and spoke with principals, agents or employees of West Park Capital, including counsel to Kiwa, namely, the Encino, California-based law firm of Stubbs, Alderton & Markiles, LLP. These discussions and negotiations with West Park Capital and Stubbs, Alderton & Markiles ultimately gave rise to, or resulted in, the Merger Agreement. Mr. Lowy received no finders' fee in connection with the merger transaction though, as set forth below, he did receive compensation in connection with certain post-merger transactions.

Upon consummation of the Merger on March 12, 2004, Mr. Wei Li was appointed as Chief Executive Officer and Chairman of the Board of Directors of Tintic-Utah and Mr. Da-chang Ju was appointed as a director. Mr. George Christopulos resigned as Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board. On or about March 27, 2004, upon compliance with
Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder, Jack Coombs and Hugh Coltharp resigned from the Board of Directors and Lian-jun Luo, James Nian Zhan and Yun-long Zhang were appointed as directors. No agreements existed among present or former controlling stockholders of Tintic-Utah or present or former members of Kiwa-BVI with respect to the election of the members of Tintic-Utah or Kiwa's board of directors, and to our knowledge, no other agreements existed which might have resulted in a change of control of Tintic-Utah.

On March 15, 2004, Tintic-Utah changed its corporate name from "Tintic Gold Mining Company," a Utah corporation, to "Kiwa Bio-tech Products Group Corporation" ("Kiwa").

From approximately April 16 through April 19, 2004, in separate, private transactions that took place over a month after the actual merger or change of control transaction had occurred, former principals and affiliates of Tintic-Utah, including two other stockholders, namely, George Christopulos, Hugh Coltharp, Jack Coombs, J. Michael Coombs and Reo Culter, received a total of $193,318.78 between the five of them for the private, negotiated sale of a large majority of their shares to third parties. In doing so, four of the five filed Form 4's with the Commission fully reporting these stock sale transactions. The fifth individual was not required to do so. The buyers of
these shares were Messrs. James R. Baker and Brad Stewart.   To our best
understanding and knowledge at the time of the transactions, these two individuals were not affiliated with Kiwa Bio-Tech Products Group, LTD.
While there were discussions in February and March 2004 concerning the possibility of purchasing these or other Tintic-Utah shares, no definitive agreements were ever reached or entered into until some-5 weeks after the merger closed. These transactions were not part of the merger transaction. Copies of the five stock sale agreements ultimately entered into in mid-April 2004 are attached to our fourth amended registration statement as Exhibits 99.3, 99.4, 99.5, 99.6 and 99.7. The discussions and negotiations that occurred with respect to the purchase of these shares were undertaken with or through a California attorney named Shahean Talebreeza. In connection with these post-merger stock sale transactions, John B. Lowy, Esq., an attorney, and his firm, Olympic Capital, received a finder's or agent's fee of $50,000 from the sellers and 135,000 post-split shares of Kiwa from the buyers.
During the later part of 2004, Kiwa changed its domicile from Utah to that of Delaware.

For more information in this regard, interested persons should look up and review Kiwa's public filings on the Securities and Exchange Commission's database known as EDGAR.

Reasons for the Merger

In early 2004, Tintic-Utah's management was presented with the opportunity to merge or reorganize with Kiwa Bio-Tech Products, Ltd. ("Kiwa-BVI"), a company engaged in the agri-products business in the People's Republic of China. At the time, Tintic-Utah was running out of capital. Upon review of Kiwa-BVI and its business activities and affairs, including its management's resumes, business plan, products and services, and industry niche, Tintic-Utah's management believed that a merger or business combination transaction with Kiwa-BVI would provide an opportunity to enhance Tintic-Utah's shareholder value. Tintic-Utah's management found many factors of the Kiwa business plan attractive, including but not limited to the following:

Kiwa-BVI was represented as a development stage company that develops, manufactures, distributes and markets innovative, cost-effective and environmentally safe bio-technological products for agriculture, natural resources and environmental conservation. Kiwa-BVI's products were represented as designed to enhance the quality of human life by increasing the value, quality and productivity of crops and decreasing the negative environmental impact of chemicals and other wastes.

In 2002, Kiwa-BVI and its predecessor entities chartered Kiwa Bio-Tech Product (Shandong) Co. Ltd. ("KIWA-SD"), a wholly-owned subsidiary organized under the laws of China, as its offshore manufacturing base to capitalize on low cost, high quality manufacturing advantages available in China. In October 2003, Kiwa-BVI completed Phase I construction of its state-of-the-art manufacturing facility. In November 2003, Kiwa-BVI began shipping its first commercial product, a bio-fertilizer, to the agricultural market in China. Kiwa-BVI was represented as working on existing product improvement and new product development while it continued its three-phase facility build-up.

Effect of the Merger

As a condition of the Merger, we, that is, Tintic-Nevada, were formed for the purpose of conveying Tintic-Utah's mineral claim rights and interests to us, its Nevada subsidiary (an act which occurred on March 18, 2004). This conveyance was done in exchange for the issuance of 1,009,643 shares of our stock which was physically issued in certificate form in the name of the shareholders of Tintic-Utah as of March 5, 2004 and which is held by our stock transfer agent, Cottonwood Stock Transfer. Through our stock transfer agent, we intend to physically effectuate the distribution immediately following the effective time of our registration statement registering the shares covered thereby (the "Spin-Off"). The purpose of, or rationale for, the Spin-Off is based on Tintic-Utah, now Kiwa, taking a different business direction and no longer either needing or wanting our mineral claims. This Spin-Off transaction is being registered under provisions of, and in compliance with, the Securities Act of 1933, including all applicable securities laws of any governmental entity. The Distribution Agreement, dated on or about March 12, 2004, by and among Tintic-Utah (Kiwa's predecessor in name), Tintic-Nevada, and their directors and officers provide that no shareholder of either Tintic-Utah and/or Kiwa, who acquired their shares in either entity after March 5, 2004, shall participate in the Spin-Off. In other words, only shareholders of record of Kiwa (Tintic-Utah) as of March 5, 2004 will be entitled to receive our shares in, or benefit from, the Spin-Off.

Description of Our Mineral Assets and Property Acquired as a Result of the
Merger.

As contemplated in Industry Guide 7(b), our mineral claim property consists of three (3) patented mining claims located in the Tintic Mining District of Juab County, Utah, between a quarter and a half a mile from the city limits of Mammoth, Utah, approximately 90 miles south of Salt Lake City. The mineral claims can be accessed through the town of Mammoth, Utah. There is an unpaved road that goes up to the property from the town of Mammoth.

There are no conditions to our ability to retain title to the property other than our annual obligation to pay minimal property taxes to the Juab County
Treasurer.   Having said this, if we were unable, for some reason, to
lawfully effectuate a distribution of the shares subject of this document to those persons entitled to receive them, namely, the shareholders of Tintic-Utah as of March 5, 2004, we would, according to the Distribution Agreement discussed above, be required to sell our mineral claims, distribute the proceeds to those persons entitled to receive such proceeds, and then file Articles of Dissolution with the State of Nevada.

The rock formation and mineralization of existing or potential economic significance is described in detain in the section below titled "Type of Property/ Exploration, Development and Production History."

The work completed on the property, including the current state of exploration of the property and present condition of the property, is set forth in detail in the Plan of Operation section above.

We have no equipment or other infrastructure facilities, including power than can be utilized on the property, other than what is indicated in the Plan of Operation section above. This section also details our planned future exploration costs.

Our mineral assets and property are without known reserves and our proposed program is exploratory in nature.
For a view of our property, under a section above titled Maps, we have attached in PDF files two maps showing the actual location of our mineral claim properties.

Form of Ownership

Tintic-Nevada does not hold "unpatented" mining claims. (An unpatented mining claim is a parcel of property located on federal lands that the U.S. government continues to own, though it has granted the private party claimholder the right to explore and mine the claim.) Instead, we own patented mining claims. (A "patented" mining claim is land originally held as unpatented, to which the private-party claimholder has been conveyed fee simple title by the U.S. government, after meeting the federal patenting requirements.) The important distinction or difference in the type of mineral interest it represents is that the patent gives the claimholder full and complete ownership, outright, of the land on which the claim is located. In this case, however, the surface rights are owned by a former officer and director named C. Chase Hoffman. Such rights were conveyed to Mr. Hoffman in 1980 in consideration for money Mr. Hoffman had advanced the Company over the years. Mr. Hoffman also retains a 3% net smelter return royalty interest in the event of any mineral production on the property.

The Effect of Regulatory Changes on Holding Unpatented Mining Claims

The U.S. Bureau of Land Management (BLM) promulgated new regulations in 1997 regarding hard rock unpatented mining claims (see 43 CFR 3809). Compliance with the 1997 regulations is both time-consuming and costly. Therefore, Tintic-Nevada does NOT intend to purchase or locate any unpatented claims, but instead, to concentrate its exploration activities on its own privately-held land and perhaps on land that, at some point in the future, it may decide to acquire, including but not limited to a Utah state mineral leasehold of some kind. Management believes that these BLM regulations will have little or no effect on our activities.

Type of Property/ Exploration, Development and Production History

Our three (3) patented mineral claims are lode claims. (Such claims contain deposits of minerals, in this case, gold, silver, copper and lead, in solid rock. A placer claim, on the other hand, is a deposit of sand and gravel containing valuable minerals.)

Our mineral claim property, which our predecessor, Tintic-Utah owned since 1933, lies within the Central portion of the Main Tintic Mining District, Juab County, Utah, approximately 90 miles south of Salt Lake City. The property is bounded on the north and east by the Centennial Eureka, the Grand Central, and Mammoth mines, and on the south and west by the Empire Mines property. The property consists of three (3) patented lode mining or mineral claims known as the Emerald, Ruby and Diamond Lode Mining Claims. These claims embrace a portion of Sections 19 and 30, Township 10 South, Range 2 West and Sections 24 and 25, Township 10 South, Range 3 West, Salt Lake Base and Meridian, bearing Mineral Survey Number 188, and together designated as Lot No. 224, more particularly described in the patent recorded at Book 60, Page 406, of the records of Juab County, Utah. These properties comprise an area of approximately 44.43 acres. These claims cover an area 3,000 feet north-south and 550 to 900 feet east-west.

Structurally, these properties lie along the west flank of the northward plunging asymmetric trough of the Tintic syncline. Beds strike approximately due north and dip steeply to the east. Surface exposures show the predominant rock type to be Ajax Dolomite of Cambrian Age. The central portion of the property is cut by the trace of the northeast striking Emerald-Grand Central fault. The east-west striking Sioux-Ajax fault zone is inferred to cut through the property and could intersect the northeast structure within the boundaries of the property. Due to soil cover, their exact position cannot be readily determined.

The property is located on the outcrop of the Ajax limestone. This has been one of the most favorable ore-bearing formations of the Main Tintic Mining District.

Because of general geological conditions, our property has three favorable prospects. One is in deeper development in the northern part of the property; two, in a mineralized vein near the main shaft on the 1,000 level; and three, above the 600 level on the southern end of the property.

 deleted

There are several prominent fissures in our property. Fissures north of the shaft show calcite and oxidized iron. This suggests possibilities for improved mineralization at depth. Close to the shaft an east-west cross fissure reportedly carries substantial values in lead from the 200 to 1,000 levels in workings presently inaccessible. This fissure should be prospected for intersections and at greater depth. South of the shaft are two main north-south fissures. One known as the Diamond fissure shows jasperoid quartz.

A spur line of the Union Pacific Railroad with loading ramps lies less than two miles to the northeast.

The property has been explored by numerous shallow shafts, surface workings, and a one and one-half compartment shaft sunk one thousand feet deep, with levels driven at the 400, 500, 600, 700 and 1,000 foot levels. This shaft is known as the Emerald Mine or Shaft. The Emerald Mine is the largest historic mine working on the Tintic Gold Mining Company's claims group. The shaft is located on the south end of the Emerald patented lode claim near the crest of a small ridge. The mine lies between the Grand Central and the Mammoth Mines. The 1100 foot level is developed from a winze on the 1000 foot mine level. Only a small amount of ore -- approximately 1,800 tons -- was historically removed from the Emerald Mine. The grade of this ore is not known.

The Emerald Shaft is about 1,900 feet south-southwest from the Grand Central Mine shaft and approximately 2,000 feet west of the Mammoth Mine glory hole. The Emerald Shaft is collared in the highly productive Ajax Formation which hosts the bulk of copper-gold mineralization in the district and lies on strike from the Grand Central mineralizations in the same unit. The Emerald Mine is presently inaccessible and the shaft collar is partially blocked with debris and mine timbers. Several additional small shafts, declines, and pits on the claim group explore surface exposures of silicification and weak mineralization. These workings are also in the highly productive Ajax Formation and may represent "leakage" of mineralization along faults from unexploited deposits developed at depth adjacent to the existing Emerald Mine underground workings.

It is not anticipated that the opening up or rehabilitation of the old workings will be attempted at the present time or at any future time. Any possible exploration will be in the nature of surface assay sampling or testing and, if sufficient evidence is obtained, exploratory drilling may be considered. In such event, we will be subject to regulation by the Utah Division of Oil, Gas and Mining (DOGM). It should be again noted that the potential for pursuing an extensive permitting process in order to further drill the property is dependent on the price of gold and silver.

The mineralization of interest is believed to be of the siliceous copper-gold-silver category. However, the possibility of this property attaining the status of a gold or silver producer will depend upon the results of any future exploration testing and drilling program engaged in by us. At the present time, this property has no known ore reserves. Accordingly, we cannot be considered a "development mining company." The objective of the proposed geological mapping and other work would be to determine what exploration program, if any, to pursue.

It should be noted that although smelting facilities have historically been located within at least seventy (70) miles of the property, management believes that it would be premature and perhaps misleading to discuss milling and smelting contracts with ore purchasers inasmuch as we not only need to conduct exploratory work but no ore has been discovered and thus, no development plan or program exists. There is no assurance that ores, if they exist and if developed, could ever be sold, let alone sold for a profit.

As to our Claims' exploration, development or production history, if any, the extent of exploration or even development on our mineral claim properties is unknown. Management believes and is informed that approximately 1,800 tons of ore were once removed from our property. Our lack of precise knowledge as to what production or extraction occurred, when it occurred, what it sold for, what it was exactly, or was worth at the time it was extracted is understandable in that precious metals were first discovered in the Tintic Mining District area in 1870, over 135 years ago. Nonetheless, the property does contain the Emerald Shaft or Mine which existing data and other information suggests is at least 1,000 feet deep. There are also two other significant holes, shafts or "prospecting pits" on the property. As stated above and in order to devise and implement an exploration plan or program of some kind on our properties, we have recently commissioned and obtained a preliminary evaluation report and a secondary, more complete or comprehensive report on the property. Our predecessor, Tintic-Utah, was incorporated on June 14, 1933, as a Utah corporation, and was, until the effective time of last year's merger discussed below, a mineral resource and exploration company. Under Industry Guide No. 7, it was classified as an exploration stage mining company. This is defined a company engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. Unfortunately, Tintic-Utah did not engage in any mineral exploration activities during the early 2000's, that is, at a time when it was both a "reporting company" with the Commission and also quoted on the OTC Bulletin Board for two reasons. First, the prices of precious metals were depressed and remained depressed during this period, a fact which did not provide an investment or other financing incentive or opportunity for mineral exploration activities. Secondly, in approximately 2002, after having conducted various contamination testing in the area since 2000 and 2001, the Environmental Protection Agency (EPA) declared the nearby Eureka, Utah, area as a "Super-Fund" clean-up site. Because of potential "clean-up" liability for contamination, Tintic-Utah was to discover that mining companies were not interested in spending the money necessary to undertake any mining-related activities of any kind until the EPA had completed its "clean-up" operations and gone after or pursued alleged "polluters." In fact, to our knowledge, there was virtually no mineral exploration or other mining activity in the
 Tintic Mining District between 2000 and 2004. To be sure, during this period, the Trixie Mine, the only operational mine at the time in the District, a mine operated by Chief Consolidated Mining, was closed down. This negative trend now appears to have changed. Precious metals prices have substantially improved and, at the same time, we are informed that the EPA is completing its "clean-up" operations in Eurkea, Utah; further, we are informed that it has finished going after or pursuing alleged "polluters" in the Eureka area. We believe these changes of events make the investment environment more friendly or suitable for mineral exploration activities.

Exploration and Rehabilitation Work

There has been no exploration or other mining-related activity of any kind on our properties since the 1930's and 1940's, except perhaps briefly before World War II. Only a limited amount of exploration or development work has been conducted on our properties since World War II. ("Exploration" is the work involved in searching for ore. "Development" is the construction and other work necessary to be carried out for the purpose of extracting ore from the deposit or mine.) In 1987, Centurion Mines Corporation ("Centurion"), later to be known and now known as Grand Central Mining Company, negotiated a five-year lease with Tintic-Utah to explore its patented mineral claims.

Centurion carried out mapping and limited assay and sampling work on our properties starting in 1987 and its successor, Grand Central Mining, terminated its lease with Tintic-Utah in 1997. The assay and sampling results it provided to us has been, in turn, provided to our consulting expert and geologist, Mr. Yeomans, who has incorporated that information into his reports to us. To the best knowledge, information and belief of current management, no more than 1,800 tons of ore production has ever come from our properties and we know little more than this. Prior to that time, our properties were inactive from World War II until 1987, when Centurion carried out limited exploration consisting mainly of geologic mapping and sampling. Centurion also performed some maintenance and rehabilitation work on our properties though it is not believed that Centurion did any maintenance or rehabilitation on the underground workings of the Emerald Mine. Centurion continued its activities until 1997. No additional work has been done on the properties since that time. Under Tintic-Utah's prior lease agreement with Centurion, Centurion was obligated to do a certain amount of assessment work every five (5) years. This was done and we possess copies of the assessment and sampling work carried out by Centurion and its successor.

Future Plans for Exploration

To date, management has NOT applied for exploration permits for work on any of its patented mineral claims. However, during 2005 and into 2006, we may consider conducting geological mapping, geochemical sampling, and geophysical surveys, but only if sufficient funds are available for such purpose, and if all goes well and we have sufficient capital, to possibly file applications for permits that would permit exploratory sampling or drilling to be carried out. We have not yet determined whether we will actually carry out any drilling exploratory operations. This will depend on sources of and the availability of funds, not to mention the prices of gold and silver. Accordingly, no assurance can be given that exploration will in fact be either undertaken or carried out.

As of the date of this document, none of our officers, directors, or major shareholders has had any preliminary contact or discussions with any specific business or financial opportunity, directly or indirectly, nor are there any present plans, proposals, arrangements or understandings regarding the possibility of an acquisition, exchange or other financing arrangement with any specific business opportunity, potential partner or other person. There are also no mineral claim properties, other than those we currently own and hold, that we are currently evaluating.

In order to be able to present a realistic exploration plan or program to a potential mineral exploration partner or venture capital partner or investor, we recently commissioned and obtained a preliminary evaluation report dated in December 2004 and a more comprehensive report dated in April 2005. Among other things, these reports identify a work sequence to be undertaken in order to carry out a mineral exploration program. The latter report specifically identifies exploration targets on our claims, a task that we believe will work as a positive inducement to prospective mineral exploration partners interested in our claims inasmuch as this is something they will not be required to spend money on themselves.

Competitive Position

We have no competitive economic position in the mining industry as no mineral production has ever been realized. To date, there has been no mining activity on these properties other than the exploratory holes drilled in the past and mentioned above, all with inconclusive results. Furthermore, we have not received revenue from our mineral rights for the last several years since the lease with Centurion Mines Corporation and its successor-in-interest was terminated.

Mining companies of all calibers compete to obtain favorable mineral claim properties and to evaluate prospects for drilling, exploration, development, and mining. Naturally, we face competition from other similarly situated junior mining companies similarly interested in acquiring mineral claims worthy of exploration for favorable or prospective gold, silver, copper and other mineralization, companies that have substantially more capital or access to the capital markets than we do. This includes other mining companies either operating, or considering operating, in the Tintic Mining District or who own or control properties within the Tintic Mining District of Juab County, Utah, where our mineral claims are located.

We are unable to ascertain the exact number of competitor companies, or whether or when such competitors' competitive positions could improve. Thus, we may be unable to acquire or explore other attractive mineral claims on terms that are acceptable. Accordingly, such competition, although customary and typical in the mining industry, could result in delays, increased costs, or other types of adverse consequences affecting us.

Business Offices and Administrative Support

Mr. George Christopulos provides office space and the necessary administrative and clerical support for the corporate affairs of Tintic-Nevada without any cost to us.

Research and Exploration Activities

Other than the preliminary evaluation report and more comprehensive subsequent report we have commissioned and obtained, reports which provide us with an exploration work sequence on our claims, we have not incurred any material costs for research or exploration activities since our inception. We have only been in existence since March 8, 2004, and therefore our research and exploration costs to date have been minimal. The cost of these geologic reports and other costs related to research and exploration activities have to date totaled approximately $1,000.

Compliance with Environmental Laws.

We do not believe that we will incur any material costs relating to efforts to comply with environmental laws or other governmental regulations. This is because, at this time, we do NOT have a specific exploration program that we intend to implement. Once we do, a myriad of state and governmental regulations will come into play and we will be required to comply with each and every one of them.

Customer and Suppliers.

We do not provide any goods or services at this time. As such, we do not have any customers or suppliers.

Government Regulation/Obtaining Necessary Permits to Conduct Exploration Activities.

As we currently have no exploratory operations, we do not believe we are subject to governmental regulations, which may relate to our business.

At such time as we engage in exploration activities on our Claims, if we do (and no assurance can be given that we will), we must undergo an extensive state and federal permitting process. Operating and environmental permits will be required to be obtained from applicable regulatory bodies utilizing technical applications filed by us. Once we have obtained the necessary funding and financing to do so, we will identify external mining and geology consultants to assist it with preparing and filing permits with all applicable state and federal regulatory authorities.

The rules and regulations of the Utah Department of Oil, Gas and Mining (DOGM) are complex relative to obtaining a permit for exploration or for conducting small mineral extraction operations (defined as involving less than 5 acres of total disturbance). The process is essentially as follows: The applicant first files a permit application with DOGM and, pursuant to a Memorandum of Understanding (MOU) by and among the various state and federal agencies having competing regulatory authority, the application is reviewed on a coordinated basis by DOGM, the federal Bureau of Land Management (BLM), the U.S. Forest Service (USFS) and the Department of Environmental Quality (DEQ). The applicant is notified of any deficiencies in his application and is generally requested to submit additional information. If all of these agencies pass off on the application, the applicant is given a permit. If the applicant seeks to conduct a large scale mineral extraction operation (defined as in excess of a 5 acre disturbance), the process is more complex, detailed and extensive. For example, the regulatory review then involves an assessment of technical adequacy of the applicant's plans and more extensive environmental concerns are involved such as potential contamination of ground water. Once DOGM gives tentative approval of a large scale mineral extraction operation, notice must be provided to adjacent land owners, the county zoning authority, the Resource Development Coordinating Council (RDCC), and newspapers for publication. Public hearings are then called and held. Even if approval is obtained, the applicant must then provide adequate reclamation surety documents to ensure adequate reclamation upon completion of operations. In addition to the foregoing, DOGM has recently been required to seek an historical and archeological consultation/clearance from the Utah Division of State History. DOGM notifies this agency that it has received a new exploration or mining notice application and the Division of State History notifies DOGM within 15 days (exploration or small mining notice) or 30 days (large mining notice) if they believe a formal survey of the proposed area should be conducted by the applicant. This process applies to both private and state-owned land. If the area involved is federal ground, we are informed that the federal government does its own archeological clearance during its own NEPA/EA review process.

The above permitting process is time consuming and expensive and we currently lack the resources and capital to initiate a permitting process relative to our Claims. At the same time, current management lacks the qualifications and other expertise necessary to engage in this process without the assistance of experts or mineral exploration company partners.

Employees

We have no employees and our current officers and directors serve without established compensation.

No Present Agreements with any Consultant

We currently have no agreement with any consultant. This does not mean that we will not explore the possibility of hiring or retaining a consultant(s) or other expert or professional in the future to assist us in our search for a mineral exploration partner, acquisition or funding candidate. As of the date of this prospectus, we have also been in no discussion with any such individual or company for such purpose.

Transfer Agent

Cottonwood Stock Transfer Corporation located at 5899 South State Street in Murray, Utah, will act as the agent for the distribution of shares and will deliver certificates for our common stock as soon as practicable to shareholders of record of Tintic-Utah common stock as of March 5, 2004, who did not receive their common stock in Kiwa as a result of the reverse acquisition by and between Kiwa and its Tintic-Utah. All shares of our common stock will be fully paid and nonassessable and the holders will not be entitled to preemptive rights.

     Management and Principal Shareholders of Tintic Gold Mining Company

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the beneficial ownership of our common stock with respect each person known to be the owner of 5% or more of our common capital stock, each director, each officer, and all executive officers, directors and 5% or greater shareholders of us as a group. As of August 15, 2006, there were 1,509,643 common capital shares issued and outstanding, 1,009,643 of which are subject to this registration statement. The former and larger figure includes the 500,000 shares issued to our officers, directors and our counsel, Mr. J.M. Coombs, at a price of $0.05 per share, a stock issuance that raised us $25,000 in capital.



                                                                 Percent of
                                    Number of Shares of          Ownership of
                                      Common Stock               Common Stock
Name of Beneficial Owner            Beneficially* Owned          Outstanding
----------------------------       ---------------------         ------------
George Christopulos
3131 Teton Drive
Salt Lake City, Utah 84109              372,739(1)                 24.7%


Hugh Coltharp
1478 Roosevelt Avenue
Salt Lake City, Utah 84105              107,361(2)                 7.1%


Jack Coombs
2581 East 1300 South
Salt Lake City, Utah 84108              248,272(3)                 16.4%

John Michael Coombs
3098 South Highland Drive, Suite 323
Salt Lake City, Utah 84106-6001         342,212(4)                 22.7%

All 5% or more owners, all
directors and all officers as a
group (4 persons)                       1,070,584                 70.91%

-------------------------------

* Beneficial ownership is determined in accordance with the rules and regulations of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable, or exercisable or convertible within 60 days of our year end, are also deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(1) This figure includes 204,660 shares of "restricted" stock purchased in August 2004 by Mr. Christopulos for cash in a private transaction with the Company at a price of $0.05 per share.
(2) This figure includes 89,932 shares of "restricted" stock purchased in August 2004 by Mr. Coltharp for cash in a private transaction with the Company at a price of $0.05 per share.
(3) This figure includes 143,645 shares of "restricted" stock purchased in August 2004 by Mr. Coombs for cash in a private transaction with the Company at a price of $0.05 per share.
(4) This figure includes 61,763 shares of "restricted" stock purchased in August 2004 by Mr. J.M. Coombs, a non-officer and non-director, for cash in a private transaction with the Company at a price of $0.05 per share.

All of our directors serve until the next annual meeting of shareholders or until their resignations are tendered and duly accepted.

Mr. CHRISTOPULOS, our chairman of the board, president, CEO, and chief financial officer, age 56, is currently employed by the Salt Lake County Assessor's office as a commercial real estate appraiser. Mr. Christopulos has had no other employment during the last 5 years. He received a B.S. degree in Accounting from the University of Utah in 1974, graduating cum laude. He was the chairman of the board and the president of Tintic-Utah between 1982 and March 12, 2004. He has served on our board and been our president and CEO since our inception as a Nevada corporation in March 2004. He is NOT currently an officer, director or "control person" of any other "reporting company." The only other reporting company on which Mr. Christopulos has served is our predecessor, Tintic-Utah, and he served as its president and a director since approximately 1982 when his father, Plato Christopulos, Tintic-Utah's former president, passed away.

Mr. COLTHARP, our secretary and a director, age 53, is a retired stockbroker, formerly of Potter Investment Company, a local stock brokerage firm, who currently buys, sells and restores antique cars. Other than his car restoration and collection business, Mr. Coltharp has had no other employment during the last 5 years. He served as a director of our predecessor company, Tintic-Utah, longer than any other director, having become a director in 1980. He has served on our board and been our secretary/treasurer since our inception as a Nevada corporation in March 2004. He is NOT currently an officer, director or "control person" of any other "reporting company." The only other "reporting company" on which Mr. Coltharp has served is our predecessor, Tintic-Utah.

Mr. JACK COOMBS, our vice president and a director, age 78, is a retired Salt Lake City businessman and private investor. Mr. Coombs graduated from the University of Utah in 1950 with a B.S. degree in business administration. He has been involved with other exploratory mining companies in the past. Mr. Coombs served as an officer and director of our predecessor company, Tintic-Utah, since approximately 1981. He has served on our board and been our vice president since our inception as a Nevada corporation in March 2004. Prior to 1995, he served as a director and officer of a company known as Vis Viva Corporation, now known as WideBand Corporation and which trades on the Pink Sheets under the symbol ZWBC.PK. Vis Viva Corporation, WideBand's predecessor,
was a "blank check" or "shell company."   Mr. Coombs is NOT currently an
officer, director or "control person" of any other "reporting company." Mr. Coombs has no direct involvement with a "reporting company" known as Millennium Quest, Inc., other than as an original shareholder.

Mr. J.M. COOMBS of Salt Lake City, Utah, age 51, is a member of the law firm of MABEY & COOMBS, L.C., and has acted as our legal counsel since our inception in March 2004. Prior to our predecessor's March 12, 2004 merger with Kiwa, he had acted as legal counsel to our predecessor, Tintic-Utah, since 1994. He has been employed with the law firm of MABEY & COOMBS, L.C., for over the last five years. Since May 1982, Mr. Coombs has had no other employment other than as a practicing attorney. He is not and never has served as an officer or director of us or our predecessor company, Tintic-Utah. Mr. J.M. Coombs served as an officer and director of a company known as Vis Viva Corporation between 1995 and approximately February 2000, a company that is no longer "reporting." (See previous paragraph for additional information about Vis Viva Corporation.) He also served as an officer and director of a reporting company known as LipidViro Technologies, Inc., at a time when it was known as Anticline Uranium, Inc. Mr. J.M. Coombs is also the president, CEO and chairman of the board of a "fully reporting" mineral exploration company known as Valley High Mining Company ("Valley High") and which is also endeavoring to explore certain mineral claims that it acquired by lease agreement and which, while located near the town of Eureka, Utah, are also located in the Tintic Mining District of Juab County, Utah. Mr. J.M. Coombs is the son of director and officer, Jack Coombs.

No officer or director, or greater than 5% shareholder, has been involved, directly or indirectly, in any bankruptcy or insolvency proceeding of any kind. None is currently involved in any litigation nor has any been involved in any litigation that would have a bearing on any such person's fitness or other ability to act and serve as a director or officer of Tintic-Nevada.

No arrangement or understanding exists between or among any of the directors or executive officers and any other person pursuant to which any director was elected, or any executive officer was appointed. None of our directors or officers is currently directors or officers of any other company registered under the Securities Exchange Act of 1934.

Each director and executive officer intends to devote such amount of time as that person's responsibilities require, but none of them work full time for us. Also, no family relationship exists among any of the named directors and executive officers. None of the directors or officers has ever been employed by a mineral exploration or mining company and none has any college or university degree involving or relating to mineral exploration, mining or geology. In this regard, reference is made to the Risk Factors section in the beginning of this prospectus, one of which discloses management's lack of technical training and experience with exploring for, starting, and/or operating a precious metals or other mine, a fact that could have a negative impact on our operations, earnings and ultimate financial success.

None of our directors, officers, or principal shareholders has been involved in any legal proceeding during the past five (5) years arising from any of the following events that would be material in evaluating the ability or integrity of any such person:
(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting that person's involvement in any type of business, securities or banking activities; and

(4) being found by a court of competent jurisdiction (in a civil action), the Securities and Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities, or commodities law and the judgment has not been reversed, suspended, or vacated.

There are no employment agreements between the officers of Tintic-Nevada and us. Furthermore, we do not carry key-man insurance policies on any of our officers or directors. Mr. Christopulos, in his role as Chairman of the Board, President, CEO, and CFO will devote at least 15 to 20 hours per month to Tintic-Nevada. Messrs. Jack Coombs and Hugh Coltharp are expected to devote at least 10 hours of their time per month to Tintic-Nevada. This will of course depend upon what is going on with respect to the Company and its affairs, particularly any funding or partnership prospects. If more effort and time is needed on the part of our officers and directors, they are committed to devoting such time and energy as necessary to assist the Company in carrying out its business plan.

Compensation of Directors and Executive Officers

We have paid no remuneration to our directors or officers, other than the fact that each bought shares of our stock recently at $0.05 per share in order to provide us with sufficient operating capital to file and complete the Spin-Off transaction and otherwise carry out the terms and conditions of the Distribution Agreement with Tintic-Utah. We do NOT have any contracts with or contractual arrangements for compensation of directors or officers. We also do NOT pay any monetary fees or other form of cash compensation for their services. Directors and officers are entitled to receive reimbursement of out-of-pocket expenses incurred by them on behalf of us. Because none of our officers or directors has received individual total annual salary and bonus in excess of $100,000 for any fiscal year, we have NOT included a table under this item describing such compensation as would otherwise be required. Such compensation, if it had occurred, would include the dollar value of base salaries and bonus awards, the number and value of stock options granted, and any other compensation, if any, none of which occurred.

No Retirement, Pension or Profit Sharing Plans

At present, directors and officers do NOT receive any award of options, warrants, or stock appreciation rights (SAR's) for their service. There are no retirement, pension, or profit sharing plans for the benefit of officers, directors or key employees as of the date of this filing.

No Stock Incentive Plan

We have NOT adopted a stock incentive plan to provide deferred stock incentives to key employees, if any, and directors of Tintic-Nevada and our subsidiaries, if any are created, who contribute significantly to our long-term performance and growth. This does not mean that we may not do so in the future. If one is established, the board will be authorized to amend and rescind any rules and regulations relating to any stock incentive plan as may be necessary for efficient administration of any such stock incentive plan. Any board action will require a majority vote of the members of the board.

Three types of awards would likely be available under any stock incentive plan, if adopted:

* nonqualified stock options or incentive stock,
* stock appreciation rights and
* restricted stock.

No shares of Tintic-Nevada common stock have yet been reserved to be issued under any stock incentive plan.

Restricted Stock

The board may in its discretion award Tintic-Nevada common stock that is affected by some restrictions on transferability. This restricted stock issued as part of any stock incentive plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the board, from the date on which the award is granted. Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to his ownership including the right to vote and receive dividends, unless the board has imposed limitations. Currently 500,000 shares of our issued and outstanding stock are "restricted" and can only be transferred and subsequently sold in accordance with the requirements of Rule 144 of the General Rules and Regulations of the Commission or, if the shares are otherwise registered in some fashion with the Commission. Currently, we lack any funds to effectuate any such registration statement and therefore, we have no plans whatsoever at this time of doing so. If any such shares are therefore transferred or sold, it will be done in accordance with the strict requirements of Rule 144.

Upon completion of the distribution of 1,009,643 shares, 290,135 of such distributable shares shall be held by officers, directors and affiliates. Accordingly, all certificates representing such 290,135 shares shall bear an appropriate "affiliate" or "control person" legend. Accordingly, only 719,508 of the 1,009,643 shares shall be distributed, or distributable, without any type of "restrictive" legend. Reference is made to the section below titled "Shares Eligible for Future Sale."

             Certain Relationships and Related Transactions

We have no formal conflict of interest policy in place regarding the possibility of our entering into transactions with affiliates. We lack such a policy because we believe it highly unlikely that we will acquire or do business with an entity in which members of our management have an ownership interest, directly or indirectly. Having said this, any possible related party transaction, if it did arise, would almost certainly be ratified by a disinterested board of directors and possibly, by the shareholders. Whatever would happen, management intends do whatever is necessary to fully and completely comply with Nevada corporate law. See, e.g., Nevada Revised Statutes (NRS) 78.140 titled "Restrictions on transactions involving interested directors or officers; compensation of directors". Nevada also has a statute titled "Combinations with Interested Stockholders." NRS 78.411 through 78.444, inclusive. In our Articles, and because we believe it unduly restrictive, we have opted-out of this latter provision as permissible under NRS 78.434. In addition to these provisions, we have also provided in our Articles, among other things, that a business transaction with or involving a director or officer shall not be void simply because such person is an officer or director of the Company. See our Articles of Incorporation in Exhibit 3.1 attached to our original registration statement. We believe that these measures give us more business flexibility without compromising our obligation to be fair to the stockholders. Nonetheless, as stated above, we find it highly doubtful that we will acquire or engage in business with any related entity or person.

At the time of the merger transaction with Kiwa and our formation or organization in the State of Nevada, our officers or directors advanced us a total of $1,210 to cover our initial costs and expenses. This figure is represented on our financial statements as a payable and also, in an accounting footnote. Currently, we have no other indebtedness to management, other than possible out-of-pocket costs or expenses which would otherwise be reimbursed, none of which we are aware of at this time.

We have had no transactions with any promoters, brokers or consultants and we currently have no agreements, whether written or oral, with any promoters, brokers or consultants.

There is no affiliation between any of our officers and directors.

Our officers and directors and our corporate counsel (because of his stock ownership) would be considered or deemed "promoters" in addition to being affiliates and "control persons" of us. See, e.g., Rule 405 of the General Rules and Regulations of the Commission. For this reason reference is made to the section above titled "Directors, Executive Officers, Promoters and Control Persons." This section above details their purchases and individual holdings of our securities. This section above also includes all the information that would need to be disclosed about such persons were they not officers, directors or affiliates of us but were instead, simply "promoters" of us, and in the interests of NOT repeating all such information here, we instead direct the reader to that specific section above.


         Description of Tintic Gold Mining Company Capital Stock

Authorized Capital Stock

The certificate of incorporation in the State of Nevada grants Tintic-Nevada the authority to issue 50,000,000 shares of common capital stock, par value $.001 per share. As of the date of this prospectus, we had outstanding 1,509,643 shares of Tintic-Nevada common stock, 1,009,643 of which are being held by Cottonwood Stock Transfer pursuant to the distribution agreement.

Holders of our common stock are entitled to receive dividends as the board of directors declares them and are entitled to cast one vote per share on all matters voted upon by stockholders. However, we have no present intention of paying any dividends. There is no cumulative voting for the election of directors and Tintic-Nevada common stock does not have any preemptive rights. Upon liquidation of Tintic-Nevada, holders of our common stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to any outstanding debts.

There is no public trading market at the present time for our common capital stock.

None of our stock is subject to any outstanding options or warrants to purchase, or securities convertible into, common equity. What stock that is issued and outstanding and which could be sold under Rule 144 of the General Rules and Regulations of the Commission is discussed in the section below titled "Shares Eligible for Future Sale" and also in the section above titled "Restricted Stock."

None of our equity is being offered to anyone pursuant to any employee benefit plan or dividend reinvestment plan (which is inapplicable regardless) and we have NO plans, at the present time, to adopt any such plans.

Stockholder meetings

Our certificate of incorporation provides that our board of directors or a duly designated committee of the board may call annual stockholder meetings. Our certificate of incorporation also provides that stockholder action may be taken at a special or annual stockholder meeting and Nevada law allows such action by written consent.

                     Shares Eligible for Future Sale

Upon completion of the distribution, Tintic-Nevada will have 1,509,643 shares of common stock issued and outstanding held by a total of 356 record holders, 1,009,643 shares of which will be freely tradable without restriction or further registration under the Securities Act of 1933. Having said this, however, it should be noted that 290,135 of the distributable shares shall be distributed to officers, directors, affiliates and control persons. Accordingly, all certificates representing such shares shall bear an appropriate "affiliate" or "control person" legend. Accordingly, only 719,508 of the 1,009,643 shares shall be distributed, or distributable, without any type of "restrictive" legend. At the present time, there is no public trading market for our stock.

      Unclaimed or Abandoned Stock Resulting from the Distribution

Tintic-Nevada is incorporated and organized under the laws of Nevada. Nevada Revised Statutes (NRS) 120A.225 titled "Intangible personal property held by intermediary in another state," provides that intangible personal property held for the owner outside of the state of Nevada by a business association and which remains unclaimed for more than 3 years after it became distributable by the issuer of the property is presumed abandoned. In this case, our out-of-state intermediary is our stock transfer agent, Cottonwood Stock Transfer ("Cottonwood"), located in Murray, Utah. This statute is consistent with NRS120A.210 titled "Intangible personal property held in fiduciary capacity," which similarly provides that all intangible personal property held in a fiduciary capacity for the benefit of another person is presumed abandoned if left unclaimed after 3 years. In short, intangible personal property such as stock is considered abandoned after 3 years under Nevada law.

As a condition of the stock distribution, our Board of Directors has resolved that any person entitled to shares and who does NOT receive his or her certificate at the time of distribution must claim his or her shares within 3 years of the date of distribution. To further explain, several persons entitled to receive distributed shares in accordance with this offering have been shareholders of our predecessor corporation, Tintic-Utah, for many, many years; in some instances, going as far back as 1933. Unfortunately, the addresses of as many as 300 of these persons or their heirs are unknown and have been unknown for many years. As a condition to the distribution resulting from this offering, we have instructed Cottonwood NOT to issue and distribute physical certificates to persons on our shareholders' list who are known to have bad addresses. Instead, Cottonwood shall issue such shares by "book entry" only. If and when such shares are claimed, if they are so claimed within the ensuing 3 years, physical certificates representing the shares will be issued by Cottonwood to and in the names of the appropriate owners, all costs and charges therefor to be borne by them. If, on the other hand, such shares are NOT claimed within 3 years after the effective date of our distribution (or such earlier date as such shares would otherwise escheat to the state or become property of any governmental entity under Nevada law) such shares will, to the extent permitted by applicable law, revert to and become the property of Tintic-Nevada free and clear of any claims or interest of any person previously entitled thereto.

When we initially declared the stock dividend with a record date of March 5, 2004, we instituted or provided a contractual condition to receipt of stock in the distribution. That condition is contingent upon a record holder with a bad or invalid address coming forward and claiming his or her shares within three (3) years of the date of the distribution. Because of this contractual condition, Nevada law does NOT require us to go to extraordinary means of attempting to locate and then notify every shareholder with a bad address that shares will be held for he or she by "book entry." To be sure, even if Nevada law did require such, we would have no way of complying with such a provision. This is because we have absolutely no way of knowing how to contact such people with bad addresses, many of whom were shareholders going back to 1933 and many or most of whom are deceased. For example, many on our shareholders' list are identified as follows: "John Doe, Eureka, Utah." We have no way of identifying, let alone contacting such record holder's alleged heirs. We do not believe that Nevada law or common sense requires us to hire private detectives to try to locate such persons or their many heirs, even if we could afford to do it, which we can't. According to our stock transfer agent, there are currently a total of 302 shareholders who fit within this category, shareholders whose holdings together represent a total of 108,954 shares or slightly over 10% of the 1,009,643 shares subject to distribution.

                              Legal Matters

Mabey & Coombs, L.C., will pass upon the validity of the issuance of the securities offered by this prospectus for Tintic-Nevada.

                                 Experts

The financial statements of Tintic-Nevada for the year ended December 31, 2005, appearing in this prospectus have been audited by Pritchett Siler & Hardy, P.C. an independent registered public accounting firm located in Salt Lake City, Utah, as set forth in their report appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.

The statements of stockholders' equity (deficit) for the period from December 31, 1997 (date of inception of the exploration stage) through December 31, 2002 of Tintic Gold Mining Company (an exploration stage company), has been included herein in reliance on the report of Hansen, Barnett & Maxwell, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

                   Where You Can Find More Information

Tintic-Nevada intends to furnish to its shareholders annual reports, which will include financial statements audited by independent accountants, and any other periodic reports as it may determine to furnish or as may be required by law, including sections 13(a) and 15(d) of the Securities Exchange Act of 1934, including subsequent amendments.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.

Tintic-Nevada has filed a registration statement with the Securities Exchange Commission under the Securities Act of 1933 with respect to the shares registered by this prospectus. This prospectus omits some information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information about respect to Tintic Gold Mining Company and our common stock, investors should read the full registration statement, including the exhibits included with it. Statements in this prospectus about the contents of any contract or any other document are not necessarily complete; investors should read each contract or other document filed with the Commission as an exhibit to the registration statement. The registration statement, including all of the attached exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission at its new Washington D.C. building and facilities, 100 F Street, N.E., Washington, D.C. 20549. Copies of those materials can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Tintic Gold Mining Company, a Nevada corporation, will file registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                       FINANCIAL STATEMENTS

                        December 31, 2005

                  INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM-
PRITCHETT, SILER & HARDY, P.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM-
HANSEN, BARNETT & MAXWELL

BALANCE SHEET

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
TINTIC GOLD MINING COMPANY
Salt Lake City, Utah

We have audited the accompanying balance sheet of Tintic Gold Mining Company, a Nevada corporation, [an exploration stage company] at December 31, 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004 and for the period from inception on December 31, 1997 through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Tintic Gold Mining Company, a Utah corporation ("former Parent") for the period from inception on December 31, 1997 through December 31, 2002 were audited by other auditors whose report included an explanatory paragraph expressing concern about the former Parent's ability to continue as a going concern. The financial statements as of December 31, 2002 reflect an accumulated deficit of $59,297. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts for the period from inception on December 31, 1997 through December 31, 2002, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Tintic Gold Mining Company [an exploration stage company] as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and for the period from inception on December 31, 1997 through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As described in Note 10 to the financial statements, Tintic Gold Mining Company has previously restated its financial statements for the year ended December 31, 2004 to include the prior operations of its former Parent from the Parent's inception of the exploration stage on December 31, 1997 through the date of the Company's spin-off.


/s/Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
April 24, 2006

HANSEN, BARNETT & MAXWELL
     A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS           Registered with the Public Company
     5 Triad Center, Suite 750                 Accounting Oversight Board
     Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
     Fax: (801) 532-7944
     www.hbmcpas.com


           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Tintic Gold Mining Company

We have audited the accompanying statement of stockholders' equity (deficit) of Tintic Gold Mining Company (an exploration stage company) (the Company) for the period from December 31, 1997 (date of inception of the exploration stage) through December 31, 2002. We have also audited the statements of operations, and cash flows of the Company for the period from December 31, 1997 (date of inception of the exploration stage) through December 31, 2002 (not presented herein). Those financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presented fairly, in all material respects, the results of operations and cash flows of Tintic Gold Mining Company (an exploration stage company) for the period from December 31, 1997 (date of inception of the exploration stage) through December 31, 2002, in conformity with U.S. generally accepted accounting principles.

The financial statements referred to above were prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to those financial statements, the Company has suffered recurring losses from operations. During the years ended December 31, 2002 and 2001, the Company had no revenue sources, had net losses of $34,774 and $35,530, used $10,305 and $22,196 of cash in operating activities, respectively. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters were described in Note 5. The financial statements did not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                         HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 20, 2003

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                          BALANCE SHEET


                                                           December 31,
                                                               2005
                                                             ___________

                              ASSETS
CURRENT ASSETS:
   Cash                                                       $    6,526
                                                             ___________
        Total Current Assets                                       6,526
                                                             ___________
                                                             $     6,526
                                                             ===========


               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
        Accounts Payable                                             113
        Related party advances                                     1,210
                                                             ___________
        Total Current Liabilities                                  1,323
                                                             ___________

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   1,509,643 shares issued and
   outstanding                                                     1,510
  Capital in excess of par value                                 164,765
  Deficit accumulated during the
   exploration stage                                            (161,072)
                                                             ___________
        Total Stockholders' Equity                                 5,203
                                                             -----------
                                                             $     6,526
                                                             ===========


The accompanying notes are an integral part of these financial statements.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                      STATEMENTS OF OPERATIONS


                                                          From inception of
                                                          exploration stage
                                                           on December 31,
                                  For the Years Ended       1997, through
                                      December 31            December 31,
                                    2005        2004            2005
                                              [Restated]
Revenues                         $       -    $       -    $        -
                                 ---------    ---------    ----------
Total Revenues                           -            -             -

Expenses
General & Administrative            12,245        7,552        93,751
Failed acquisition costs                 -                     85,758
                                 ---------    ---------    ----------
Total Expenses                      12,245        7,552       179,509
                                 ---------    ---------    ----------
Loss From Operations               (12,245)      (7,552)     (179,509)
                                 ---------    ---------    ----------
Other Income
Interest Income                          -            -         8,632
Interest Expense                         -            -           (44)
Gain on Sale of Securities               -            -         8,084
                                 ---------    ---------    ----------
Total Other Income                       -            -        16,672
                                 ---------    ---------    ----------
Loss Before Income Taxes           (12,245)      (7,552)     (162,837)

Current Income Taxes (Benefit)           -            -        (1,765)

Deferred Tax Expense                     -            -             -
                                 ---------    ---------    ----------
Net Loss                         $ (12,245)   $  (7,552)   $ (161,072)
                                 =========    =========    ==========
Loss per Share                   $   (0.01)   $   (0.01)
                                 =========    =========


The accompanying notes are an integral part of these financial statements.

                     TINTIC GOLD MINING COMPANY
                   [An Exploration Stage Company]

             STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

           FROM THE DATE OF INCEPTION ON DECEMBER 31, 1997

                      THROUGH DECEMBER 31, 2005
                            [Restated]

                                                     Unrealized
                                            Deficit    Gains
                                         Accumulated (Losses) on
                 Common Stock Capital in During the  Available-      Total
                 ____________  Excess of Exploration  For-Sale   Stockholder's
                Shares  Amount Par Value   Stage     Securities     Equity
             _________ _________ _________ _________ _________  _____________
BALANCE,
December 31,
1997           231,797 $     232 $  39,743 $       - $       -  $     39,975

Net Income
for December
31, 1997
through
December 31,
2000                 -         -         -    11,007         -        11,007

Unrealized
losses
available-for-
sale-securities,
net of tax           -         -         -         -      (278)         (278)

Stock issued
for services in
December 2001
at $.30 per
share           50,006        50    14,950         -         -        15,000

Net loss for
the year ended
December 31,
2001                 -         -         -   (35,530)        -       (35,530)

Unrealized
losses
available-for-
sale-securities,
net of tax           -         -         -         -       278           278
             _________ _________ _________ _________ _________ _____________
BALANCE,
December 31,
2001           281,803       282    54,693   (24,523)        -        30,452

Stock issued
for services
in December,
2002 at $.175
per share      134,153       134    23,343         -         -        23,477

Net loss for
the year ended
December 31,
2002                 -         -         -   (34,774)        -       (34,774)
             _________ _________ _________ _________ _________ _____________
BALANCE,
December 31,
2002           415,956       416    78,036   (59,297)        -        19,155

Stock issued
for services
in February,
2003 at $.10
per share      536,611       537    53,124         -         -        53,661

Stock issued
for services
in December,
2003 at $.10
per share       57,076        57     5,651         -         -         5,708

Net loss for
the year ended
December 31,
2003                 -         -         -   (81,978)        -       (81,978)
             _________ _________ _________ _________ _________ _____________
BALANCE,
December 31,
2003         1,009,643 $   1,010 $ 136,811 $(141,275)$       - $      (3,454)

Issuance of
500,000
shares of
Common Stock
for $25,000
or $.05 per
share, August
2004           500,000       500    24,500         -         -        25,000

Related party
debt forgiveness
recorded as
capital
contribution         -         -     3,454         -         -         3,454

Net loss for
the year ended
December 31,
2004                 -         -         -    (7,552)        -        (7,552)
             _________ _________ _________ _________ _________ _____________
BALANCE,
December 31,
2004
             1,509,643 $   1,510 $ 164,765 $(148,827)$       - $      17,448

Net loss for
the year ended
December 31,
2005                 -         -         -   (12,245)        -       (12,245)

BALANCE,
December 31,
2005         --------- --------- --------- --------- --------- -------------
             1,509,643 $   1,510 $ 164,765 $(161,072)$       - $       5,203
             ========= ========= ========= ========= ========= =============



The accompanying notes are an integral part of these financial statements.

                     TINTIC GOLD MINING COMPANY
                   [An Exploration Stage Company]

                      STATEMENTS OF CASH FLOWS


                                             For the       From Inception
                                            Year Ended     on December 31,
                                           December 31,    1997, Through
                                  ________________________      December 31,
                                        2005      2004           2005
                                  ___________  ___________     _____________
                                                [Restated]
Cash Flows From Operating Activities:

  Net loss                        $   (12,245) $    (7,552)    $   (161,072)
  Adjustments to reconcile net
  loss to net cash used by
  operating activities:
    Non-cash stock issued for
    services rendered                       -            -           97,846
    Loss from sale of securities            -            -           (8,086)
    Change in assets and liabilities:
      (Decrease) in accounts payable   (1,960)        (675)             (34)
      (Decrease) in income taxes
       payable                              -            -             (565)
      (Decrease) in accrued interest
       payable                              -          (44)               -
                                  ___________  ___________    _____________
        Net Cash (Used) by
        Operating Activities          (14,205)      (8,271)         (71,911)
                                  ___________  ___________    _____________
Cash Flows From Investing Activities:
  Purchase of securities                    -            -           (7,609)
  Proceeds from sale of securities          -            -           23,962
                                  ___________  ___________    _____________
        Net Cash Provided by
        Investing Activities                -            -           16,353
                                  ___________  ___________    _____________

Cash Flows From Financing Activities:
  Proceeds from note payable -
  related party                             -            -            3,501
  Proceeds from related party advances      -        1,210            1,210
  Proceeds from sale of common stock        -       25,000           25,000
                                  ___________  ___________    _____________
        Net Cash Provided by
        Financing Activities                -       26,210           29,711
                                  ___________  ___________    _____________
Net Increase (Decrease) in Cash       (14,205)      17,939          (25,847)

Cash at Beginning of Period            20,731        2,792           32,373
                                  ___________  ___________    _____________
Cash at End of Period             $     6,526  $    20,731    $       6,526
                                  ___________  ___________    _____________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Interest                      $         -  $         -    $           -
    Income taxes                  $         -  $         -    $       3,565

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the year ended December 31, 2005
    None

  For the year ended December 31, 2004
     In March 2004, the Company issued 1,009,643 shares of common stock to acquire mining claims from its former Parent. The shares are being held in escrow for future distribution to the shareholders of parent upon completion of a SEC registration for the shares.

     In March 2004 Officers and shareholders of the Company forgave $3,454 in notes payable and related interest payable. Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

The accompanying notes are an integral part of these financial statements.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                   NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     History and Nature of Business - Tintic Gold Mining Company ("the Company") was organized under the laws of the State of Nevada on March 8, 2004 as a wholly-owned subsidiary of Tintic Gold Mining Company ("Parent"), a Utah corporation, (now known as KIWA Bio-Tech Products Group Corporation). The Company was founded for the purpose of continuing the exploration of the mining claims of its former Parent. On March 12, 2004 as part of an acquisition agreement, Parent acquired KIWA Bio-Tech Products Group Corporation ("KIWA").

     Following the organization of the Company, Parent transferred all of its mining claims to the Company in exchange for 1,009,643 of the Company's common stock. The mining claims include three patented mining claims known as the Emerald, Ruby and Diamond Lode Mining Claims located in the central portion of the Tintic Mining District, Juab County, Utah.

     Parent placed the Company's shares into escrow for the benefit of Parent's pre-acquisition shareholders. Following the successful registration of the shares with the U.S. Securities and Exchange Commission, the escrow agent will distribute the 1,009,643 shares to the shareholders of record of Parent as of March 5, 2004.

     Tintic Gold Mining Company ("Parent") was incorporated in the State of Utah on June 14, 1933. Parent was incorporated for the purpose of mining, milling, ore reducing, and smelting. At the time of its incorporation, Parent acquired certain patented mining claims from the Emerald Mining Company, which mining claims the Company continues to own. These mining claims are located in the Tintic Mining District of Juab County, Utah. Prior to December 31, 1997, the Parent was dormant.

     Quasi-Reorganization.   On June 21, 2001, a majority of the shareholders
     of Parent approved a quasi-reorganization of Parent, retroactive to December 31, 1997. On June 21, 2001, the Parent amended its articles of incorporation to reduce the par value per share from $0.10 to $0.001. As a result of the quasi-reorganization, the common stock of Parent was written down to its par value of $0.001 per share, the accumulated deficit of $191,797 was eliminated, and additional paid-in capital was adjusted to reflect the difference between the historical cost of existing assets and liabilities as of December 31, 1997.

     Financial Statement Presentation. The accompanying financial statements include the prior operations of Parent from its inception of exploration stage activities on December 31, 1997 through the spin-off of the Company, and include the accounts of the Company from its date of incorporation to the date of the financial statements.

     Exploration Stage. The Company is considered to be an Exploration Stage Company, however, the Company does not have any current mining exploration, development or production activities on its existing properties. The Company is currently unable to estimate the length of time necessary to initiate an exploration stage program and has no assurance that a commercially viable ore body exists in its properties until appropriate geological work and testing of the mineralized areas can support an economically feasible evaluation which the Company is unable to perform due to a lack of working capital.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

     Stock-Based Compensation.   Compensation or services that are received
     in exchange for the issuance of common stock is recognized based on the fair value of the services received or the fair value of the common stock issued, which ever is more reliably measured.

     Cash and Cash Equivalents - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Mining Properties - Pre-operating and mine development costs including acquisition costs relating to mining properties are capitalized until such properties are placed in production, disposed of, or abandoned. The Company periodically reviews its mining property for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" [See Note 6].

     Loss Per Share - The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 7].

     Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", and SFAS No. 123 (revised 2004), "Share-Based
     Payment", SFAS No 154 "Accounting Changes and Error Corrections   a
     replacement of APB Opinion No. 20 and FASB Statement No. 3", SFAS No.
     155 "Accounting for Certain Hybrid Financial Instruments   an amendment
     of FASB Statements No. 133 and 140", and SFAS No. 156, "Accounting for the Servicing of Financial Assets", were recently issued. SFAS No. 151, 152, 153, 123 (revised 2004), 154, 155 and 156 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - MINING CLAIMS

     At the time of organization, the Company acquired certain patented mining claims from Parent which were recorded at the carryover basis of $0 [See Note 3]. The mining claims are located in the Tintic Mining District of Juab County, Utah. The Company does not have any current mining exploration, development, or production activities on

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 2 - MINING CLAIMS   CONTINUED

     its existing properties. The Company intends to explore its existing properties in the future and to acquire additional mining properties that contain potential exploration opportunities if funding becomes available for such purpose.

NOTE 3 - CAPITAL STOCK

     Common Stock - The Company has authorized 50,000,000 shares of common stock with a par value of $.001.

     In August 2004 the Company issued 500,000 shares of common stock. The shares were issued for cash of $25,000, or $.05 per share.

     In March 2004, in connection with its organization, the Company issued 1,009,643 shares of its previously authorized but unissued common stock for mining claims of Parent valued at carryover basis of $0.

     In December 2003, the Company issued 57,076 shares of common stock for services rendered valued at $5,708 or $.10 per share.

     In February 2003, the Company issued 536,611 shares of common stock to members of the board of directors, the Company's legal counsel and shareholders for services rendered valued at $53,661 or $.10 per share.

     In December 2002, the Company issued 134,153 shares of common stock for services rendered valued at $23,477 or $.175 per share.

     In December 2001, the Company issued 50,006 shares of common stock for services rendered valued at $15,000 or $.30 per share.

     Stock Split - On January 17, 2003, the board of directors approved a one share for ten shares reverse stock split. The financial statements have been retroactively restated for the effects of the reverse split for all periods presented.

NOTE 4 - RELATED PARTY TRANSACTIONS

     Related Party Advances - During the year ended December 31, 2004, the officers and shareholders of the Company advanced the Company $1,210. The advances bear no interest and are due on demand.

     On September 30, 2003, the Company issued a note payable to a group of shareholders. The note was callable on October 1, 2006 and accrued interest at a rate of five percent. In connection with the recapitalization of the Company, the debt and related interest totaling $3,454 was forgiven and recorded as a contribution to capital.

     Management Compensation - For the years ended December 31, 2005 and 2004, the Company did not pay any compensation to any officer or director of the Company.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTIONS   CONTINUED

     Office Space - The Company has not had a need to rent office space. An officer of the Company is allowing the Company to use his address, as needed, at no expense to the Company.

NOTE 5 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock or through a possible business combination. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at December 31, 2005 an unused net operating loss carryforward of approximately $19,797 which may be applied against future taxable income and which expires in 2025. The amount of and ultimate realization of the benefits from the net operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets are approximately $2,950 and $1,100 as of December 31, 2005 and 2004, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the year ended December 31, 2005 is approximately $1,850.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 7 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                               For the Year Ended
                                                 December 31,
                                                 2005      2004
                                                         [Restated]
Loss from continuing operations available
to common shareholders (numerator)        $  (12,245)   $  (7,552)

Weighted average number of common shares
outstanding used in loss per share for
the period (denominator)                    1,509,643   1,195,435

     Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

     Former Officer - During 1980, a former president of Parent entered into an agreement with Parent whereby he settled a note due from Parent and relinquished his direct control of Parent. Among other consideration, Parent conveyed to the former president a 3% net smelter return on any ores sold from its historical patented mining claims held, plus surface rights. Parent retained rights to enter and exit the property for exploration and mining activity. In March 2004, the Company issued 1,009,643 shares of common stock for the mining claims of Parent [See
     Note 2].

     Environmental - In 2002 the Utah Department of Environmental Quality conducted soil sampling in the town of Mammoth, Utah, in an area adjacent to the Company's mining claims. Those samples indicate elevated contaminated metals levels. The nearby Mammoth mine had significant workings and production in the past, while the Company's properties have only had a small amount of ore produced. The source of the elevated contaminants is unclear. No claims have been made against the Company nor has anyone asserted that the Company is a responsible party. The Environmental Protection Agency has listed Eureka, Utah, as a "superfund" clean-up site. While the Company's properties are in the same overall mining district as Eureka, Utah, the Company does not expect the Eureka, Utah, superfund cleanup project will expand to include either the Mammoth area or the Company's properties. The Company is not aware of any state or federal agency's plan or intention to do any environmental cleanup or other work to or with any property located in or near Mammoth or the Company's properties.

     Stock Distribution. If the proposed spin-off or distribution of shares cannot be lawfully accomplished for reasons now unknown, the Company will be required to sell the mining claim assets and distribute the net proceeds to those shareholders that would have been entitled to receive the stock dividend and consequent distribution.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 9 - SUBSEQUENT EVENT

     Upon registration of the Company's shares with the U.S. Securities and Exchange Commission, the shares of the Company placed in escrow by Parent will be distributed to the stockholders of Parent as of the record date, March 5, 2004.



NOTE 10   RESTATEMENT

     The Company has previously restated its financial statements for the year ended December 31, 2004 to include the prior operations of our former Parent in our financial statements.

     Accordingly, the accompanying financial statements include the prior operations of our former Parent from its inception of the exploration stage on December 31, 1997 through the date of our spin-off.

     At December 31, 2004, this restatement had no effect on total assets, total liabilities, total stockholders' equity, or on earnings per share.


     The following table highlights the significant areas of change from those originally reported for the year ended December 31, 2004:

                                        Year Ended December 31, 2004
                                 _________________________________________

                                 As originally
                                   Reported       Restated
                                 December 31,    December 31,
                                     2004           2004          Change
                                 _____________   ___________  ____________

  Total assets                   $      20,731   $    20,731  $          -
            ________________________          ____________
  Net income (loss)              $      (7,552)  $    (7,552) $          -
                                 _____________   ___________  ____________

  Basic earnings per share       $       (0.01)  $     (0.01) $          -
                                 _____________   ___________  ____________

  Capital in excess of par value $      23,490   $   164,765  $    141,275
                                 _____________   ___________  ____________

  Deficit accumulated during the
    exploration stage            $      (7,552)  $  (148,827) $   (141,275)
                                 _____________   ___________  ____________

                   TINTIC GOLD MINING COMPANY
                 (An Exploration Stage Company)
                    CONDENSED BALANCE SHEET
                         (Unaudited)


                                                              June 30,
                                                               2006


                            ASSETS

Current Assets
Cash                                                       $      1,264
                                                           ------------
Total Current Assets                                              1,264
                                                           ------------
                                                           $      1,264
                                                           ============

                   LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Accounts payable                                           $          -
Related party advances                                            1,210
                                                           ------------
Total Current Liabilities                                         1,210


Stockholders' Equity

Common Stock -  $0.001 par value; 50,000,000
shares autorized; 1,509,643 shares issued
and outstanding                                                   1,510
Capital in excess of par value                                  164,765
Deficit accumulated during exploration stage                   (166,221)
                                                           ------------
Total Stockholder's Equity                                           54
                                                           ------------
                                                           $      1,264
                                                           ============

The accompanying notes are an integral part of these unaudited condensed financial statements.

                    TINTIC GOLD MINING COMPANY
                  (An Exploration Stage Company)
                CONDENSED STATEMENTS OF OPERATIONS
                           (Unaudited)

                                                             For the Period
                                                                  From
                                                            December 31, 1997
                                                           (Date of inception
                                      For the Six          of the Exploration
                                  Months Ended June 30,     Stage) Through
                                     2006       2005          June 30, 2006

Revenues                        $        -   $       -         $        -
                                ----------   ---------         ----------
      Total Revenues                     -           -                  -

Expenses
General & Administrative             5,149       3,275             98,900
Failed acquisition costs                 -           -             85,758
                                ----------   ---------         ----------
      Total Expenses                 5,149       3,275            184,658
                                ----------   ---------         ----------
Loss From Operations                (5,149)     (3,275)          (184,658)

Other Income
Interest Income                          -           -              8,632
Interest Expense                         -           -                (44)
Gain on Sale of Securities               -           -              8,084
                                ----------   ---------         ----------
      Total Other Income                 -           -             16,672
                                ----------   ---------         ----------
Loss Before Income Taxes            (5,149)     (3,275)          (167,986)

Current Tax Expense                      -           -             (1,765)

Deferred Tax Expense                     -           -                  -
                                ----------   ---------         ----------
      Net Loss                  $   (5,149)  $  (3,275)        $ (166,221)
                                ==========   =========         ==========
Loss per Share                  $    (0.00)  $   (0.00)
                                ==========   =========


The accompanying notes are an integral part of these unaudited condensed financial statements.

                   TINTIC GOLD MINING COMPANY
                  (An Exploration Stage Company)
                CONDENSED STATEMENTS OF CASH FLOWS
                           (Unaudited)

                                                             For the Period
                                                                  From
                                                            December 31, 1997
                                                           (Date of inception
                                      For the Six          of the Exploration
                                Months Ended June 30,        Stage) Through
                                     2006       2005           June 30, 2006

Cash flows from operating activities:
Net loss                       $    (5,149)  $     (3,275)     $  (166,221)
Adjustments to reconcile net
 loss to net cash used by operating
 activities:
Non-cash stock issued for
services rendered                        -              -           97,846
Loss from sale of securities             -              -           (8,086)
Change in assets and liabilities:
Increase (Decrease) in accounts
  payable                             (113)           627             (147)
(Decrease) in income taxes payable       -              -             (565)
Increase (Decrease) in accrued
  interest payable                       -              -                -
                                ----------   ------------      -----------
Net cash (Used) by operating
activities                          (5,262)        (2,648)         (77,173)

Cash flows from investing activities:
Purchase of securities                   -              -           (7,609)
Proceeds from sale of securities         -              -           23,962
                                ----------   ------------      -----------
Net cash provided by investing
activities                               -              -           16,353

Cash flows from financing activities:
Proceeds from note payable - related
party                                    -              -            3,501
Proceeds from related party advances     -              -            1,210
Proceeds from sale of common stock       -              -           25,000
                                ----------   ------------      -----------
Net cash provided by financing
activities                               -              -           29,711
                                ----------   ------------      -----------
Net Increase (Decrease) in cash     (5,262)        (2,648)         (31,109)
Cash at beginning of period          6,526         20,731           32,373
                                ----------   ------------      -----------
Cash at end of period           $    1,264   $     18,083      $     1,264
                                ==========   ============      ===========

Supplemental Disclosures of Cash Flow Information:

 Cash paid during the periods for:
  Interest                      $        -   $          -      $         -
  Income taxes                  $        -   $          -      $     3,565

Supplemental Schedule of NonCash Investing and Financing Activities

For the Six Months Ended June 30, 2006:
None

For the Six Months Ended June 30, 2005:
None

The accompanying notes are an integral part of these unaudited condensed financial statements.

                    TINTIC GOLD MINING COMPANY
                  (An Exploration Stage Company)
             NOTES TO CONDENSED FINANCIAL STATEMENTS
                           (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     History and Nature of Business - Tintic Gold Mining Company ("the Company") was organized under the laws of the State of Nevada on March 8, 2004 as a wholly-owned subsidiary of Tintic Gold Mining Company ("Parent"), a Utah corporation, (now known as KIWA Bio-Tech Products Group Corporation). The Company was founded for the purpose of continuing the exploration of the mining claims of its former Parent. On March 12, 2004 as part of an acquisition agreement, Parent acquired KIWA Bio-Tech Products Group Corporation ("KIWA").

     Following the organization of the Company, Parent transferred all of its mining claims to the Company in exchange for 1,009,643 of the Company's common stock. The mining claims include three patented mining claims known as the Emerald, Ruby and Diamond Lode Mining Claims located in the central portion of the Tintic Mining District, Juab County, Utah.

     Parent placed the Company's shares into escrow for the benefit of Parent's pre-acquisition shareholders. Following the successful registration of the shares with the U.S. Securities and Exchange Commission, the escrow agent will distribute the 1,009,643 shares to the shareholders of record of Parent as of March 5, 2004.

     Tintic Gold Mining Company ("Parent") was incorporated in the State of Utah on June 14, 1933. Parent was incorporated for the purpose of mining, milling, ore reducing, and smelting. At the time of its incorporation, Parent acquired certain patented mining claims from the Emerald Mining Company, which mining claims the Company continues to own. These mining claims are located in the Tintic Mining District of Juab County, Utah. Prior to December 31, 1997, the Parent was dormant.

     Condensed Financial Statements. The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2006 and 2005 and for the periods then ended have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2005 audited financial statements. The results of operations for the periods ended June 30, 2006 and 2005 are not necessarily indicative of the operating results for the full year.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]
             NOTES TO CONDENSED FINANCIAL STATEMENTS
                           (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

     Quasi-Reorganization.   On June 21, 2001, a majority of the shareholders
     of Parent approved a quasi-reorganization of Parent, retroactive to December 31, 1997. On June 21, 2001, the Parent amended its articles of incorporation to reduce the par value per share from $0.10 to $0.001. As a result of the quasi-reorganization, the common stock of Parent was written down to its par value of $0.001 per share, the accumulated deficit of $191,797 was eliminated, and additional paid-in capital was adjusted to reflect the difference between the historical cost of existing assets and liabilities as of December 31, 1997.

     Financial Statement Presentation. The accompanying financial statements include the prior operations of Parent from its inception of exploration stage activities on December 31, 1997 through the spin-off of the Company, and include the accounts of the Company from its date of incorporation to the date of the financial statements.

     Exploration Stage. The Company is considered to be an Exploration Stage Company, however, the Company does not have any current mining exploration, development or production activities on its existing properties. The Company is currently unable to estimate the length of time necessary to initiate an exploration stage program and has no assurance that a commercially viable ore body exists in its properties until appropriate geological work and testing of the mineralized areas can support an economically feasible evaluation which the Company is unable to perform due to a lack of working capital.

     Stock-Based Compensation.   Compensation or services that are received
     in exchange for the issuance of common stock is recognized based on the fair value of the services received or the fair value of the common stock issued, which ever is more reliably measured.

     Cash and Cash Equivalents - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Mining Properties - Pre-operating and mine development costs including acquisition costs relating to mining properties are capitalized until such properties are placed in production, disposed of, or abandoned. The Company periodically reviews its mining property for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" [See Note 6].

     Loss Per Share - The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 7].

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]
             NOTES TO CONDENSED FINANCIAL STATEMENTS
                           (Unaudited)

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", and SFAS No. 123 (revised 2004), "Share-Based
     Payment", SFAS No 154 "Accounting Changes and Error Corrections   a
     replacement of APB Opinion No. 20 and FASB Statement No. 3", SFAS No.
     155 "Accounting for Certain Hybrid Financial Instruments   an amendment
     of FASB Statements No. 133 and 140", and SFAS No. 156, "Accounting for the Servicing of Financial Assets", were recently issued. SFAS No. 151, 152, 153, 123 (revised 2004), 154, 155 and 156 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - MINING CLAIMS

     At the time of organization, the Company acquired certain patented mining claims from Parent which were recorded at the carryover basis of $0 [See Note 3]. The mining claims are located in the Tintic Mining District of Juab County, Utah. The Company does not have any current mining exploration, development, or production activities on its existing properties. The Company intends to explore its existing properties in the future and to acquire additional mining properties that contain potential exploration opportunities if funding becomes available for such purpose.

NOTE 3 - CAPITAL STOCK

     Common Stock - The Company has authorized 50,000,000 shares of common stock with a par value of $.001.

     In August 2004 the Company issued 500,000 shares of common stock. The shares were issued for cash of $25,000, or $.05 per share.

     In March 2004, in connection with its organization, the Company issued 1,009,643 shares of its previously authorized but unissued common stock for mining claims of Parent valued at carryover basis of $0.

     In December 2003, the Company issued 57,076 shares of common stock for services rendered valued at $5,708 or $.10 per share.

     In February 2003, the Company issued 536,611 shares of common stock to members of the board of directors, the Company's legal counsel and shareholders for services rendered valued at $53,661 or $.10 per share.

     In December 2002, the Company issued 134,153 shares of common stock for services rendered valued at $23,477 or $.175 per share.

     In December 2001, the Company issued 50,006 shares of common stock for services rendered valued at $15,000 or $.30 per share.

     Stock Split On January 17, 2003, the board of directors approved a one share for ten shares reverse stock split. The financial statements have been retroactively restated for the effects of the reverse split for all periods presented.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]
             NOTES TO CONDENSED FINANCIAL STATEMENTS
                           (Unaudited)

NOTE 4 - RELATED PARTY TRANSACTIONS

     Related Party Advances - During the year ended December 31, 2004, the officers and shareholders of the Company advanced the Company $1,210. The advances bear no interest and are due on demand.

     On September 30, 2003, the Company issued a note payable to a group of shareholders for proceeds of $3,501. The note was callable on October 1, 2006 and accrued interest at a rate of five percent. For the year ended December 31, 2003 interest of $44 was accrued but not paid. In connection with the recapitalization of the Company, the debt and related interest was forgiven and recorded as a contribution to capital.

     Management Compensation - For the six months ended June 30, 2006 and 2005, the Company did not pay any compensation to any officer or director of the Company.

     Office Space - The Company has not had a need to rent office space. An officer of the Company is allowing the Company to use his address, as needed, at no expense to the Company.

NOTE 5 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock or through a possible business combination. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at June 30, 2006 an unused operating loss carryforward of approximately $24,946 which may be applied against future taxable income and which expires in 2026. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets are approximately $3,742 as of June 30, 2006 and $2,950 as of

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]
             NOTES TO CONDENSED FINANCIAL STATEMENTS
                           (Unaudited)

NOTE 6 - INCOME TAXES   CONTINUED

     December 31, 2005, with an offsetting valuation allowance of the same amount resulting in a change in valuation allowance of approximately $792 during the six months ended June 30, 2006.

NOTE 7 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                      For the Six Months Ended
                                                             June 30,
                                                         2006         2005
Loss from continuing operations available to
common shareholders (numerator)                    $   (5,149)    $    (3,275)

Weighted average number of common shares
outstanding used in loss per share for
the period (denominator)                            1,509,643       1,509,643

     Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

     Former Officer - During 1980, a former president of Parent entered into an agreement with Parent whereby he settled a note due from Parent and relinquished his direct control of Parent. Among other consideration, Parent conveyed to the former president a 3% net smelter return on any ores sold from its historical patented mining claims held, plus surface rights. Parent retained rights to enter and exit the property for exploration and mining activity. In March 2004, the Company issued 1,009,643 shares of common stock for the mining claims of Parent [See
     Note 2].

     Environmental - In 2002 the Utah Department of Environmental Quality conducted soil sampling in the town of Mammoth, Utah, in an area adjacent to the Company's mining claims. Those samples indicate elevated contaminated metals levels. The nearby Mammoth mine had significant workings and production in the past, while the Company's properties have only had a small amount of ore produced. The source of the elevated contaminants is unclear. No claims have been made against the Company nor has anyone asserted that the Company is a responsible party. The Environmental Protection Agency has listed Eureka, Utah, as a "superfund" clean-up site. While the Company's properties are in the same overall mining district as Eureka, Utah, the Company does not expect the Eureka, Utah, superfund cleanup project will expand to include either the Mammoth area or the Company's properties. The Company is not aware of any state or federal agency's plan or intention to do any environmental cleanup or other work to or with any property located in or near Mammoth or the Company's properties.

                    TINTIC GOLD MINING COMPANY
                  [An Exploration Stage Company]
             NOTES TO CONDENSED FINANCIAL STATEMENTS
                           (Unaudited)
NOTE 8 - COMMITMENTS AND CONTINGENCIES - CONTINUED

     Stock Distribution. If the proposed spin-off or distribution of shares cannot be lawfully accomplished for reasons now unknown, the Company will be required to sell the mining claim assets and distribute the net proceeds to those shareholders that would have been entitled to receive the stock dividend and consequent distribution.

NOTE 9   SUBSEQUENT EVENT

     Upon registration of the Company's shares with the U.S. Securities and Exchange Commission, the shares of the Company placed in escrow by Parent will be distributed to the stockholders of Parent as of the record date, March 5, 2004.

                  Dealer Prospectus Delivery Obligation

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PART II
            Information Not Required in Prospectus

ITEM 24. Indemnification of Directors and Officers

In reliance on applicable provisions of the Nevada Revised Statutes such as NRS 78.7502 titled "Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions" and NRS 78.751 titled "Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses," and to the full extent otherwise permitted under Nevada law, our Articles of Incorporation and By-laws contemplate full indemnification of our officers, directors and other agents against certain liabilities. This means that officers, directors and other agents of the Company may not be liable to shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law. Officers and directors are also indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty and in any criminal matter, and had reasonable cause to believe that their conduct was not unlawful. See our Articles of Incorporation and By-laws attached to our initial Form SB-2 and incorporated in this document by reference as Exhibits 3.1 and 3.2, respectively. Though officers and directors are accountable to us as fiduciaries, which means that officers and directors are required to exercise good faith and integrity in handling company affairs, purchasers of the securities registered hereby should be on notice that they may have a more limited right of action as a result of these various indemnification provisions than they might otherwise have.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Tintic-Nevada does not have any directors' or officers' liability insurance nor does it have any plans to obtain any.

ITEM 25. Other Expenses of Issuance and Distribution

The estimated expenses payable by Tintic-Nevada in connection with the issuance and distribution of the securities being registered are as follows:



   SEC Registration Fee*........................................      $   00
   Legal Fees and Expenses*.......................................... $8,000
   Accounting Fees and Expenses*..............................        $3,000

   Financial Printing*..........................................      $  500

   Transfer Agent Fees*.........................................      $2,000
   Blue Sky Fees and Expenses*..................................      $1,000
   Miscellaneous*...............................................      $  500
                                                                  ----------
                                                                  ----------
    TOTAL........................................................    $15,000
                                                                  ==========
------------------ * Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to and as part of the merger transaction discussed above with Kiwa, Tintic-Nevada, a wholly owned subsidiary of Tintic-Utah, was formed. On or about March 12, 2004, the date of the closing of the merger transaction with Kiwa, Tintic-Nevada issued one single restricted stock certificate representing 1,009,643 shares in the name of "Tintic Gold Mining Company" a Utah corporation, namely, Tintic-Nevada's parent corporation. This amount of shares was selected because this is the exact number of Tintic-Utah shares issued and outstanding on the record date of the merger, namely, March 5, 2004. This stock issuance was done in consideration for the conveyance, to us and from our former parent, Tintic-Utah, of the mineral claims we currently own. This stock-for-mining claims transaction was done solely by and between us and our former parent corporation and therefore, it did NOT involve a public offering of securities. Because it was an unregistered stock issuance, the transaction was undertaken in reliance on a specific exemption from federal and state registration, specifically, the section 4(2) or private offering exemption and the corollary state law exemption provided under state law. Since this the transaction was between a parent corporation and its subsidiary, there was no general solicitation. The purpose of this stock issuance was to enable our stock transfer agent, Cottonwood Stock Transfer, to hold this certificate for the benefit of the March 5, 2004, Tintic-Utah shareholders, pending the effectiveness of the registration statement covering the distribution contemplated by this document. See the heading above titled "The Distribution."

During August 2004, in an effort to raise the working capital necessary to carry out our duties and obligations under the Distribution Agreement, we issued 500,000 "restricted" shares of common stock to our officers and directors and another stockholder (a total of four persons) in consideration for a total of $25,000 in cash. This was a private, non-public transaction with such 4 individuals, 3 of whom are affiliated directly with us as part of management. As officers and directors of us, the issuer, three of such persons met the definition of an "accredited investor" contained in Regulation D of the General Rules and Regulations of the Commission. Our legal counsel, the fourth person who so purchased shares for cash, was deemed a sophisticated investor and did not need a purchaser representative to make the decision for him about whether to invest. The stock was sold at five (5) cents per share, a price which management determined was the fair value of such shares. This stock issuance has raised $25,000 for us and thus allowed us to undertake this registration statement and the consequent distribution of shares, all in order to carry out our obligations under the Distribution Agreement. This stock issuance, as in the case of the issuance of the 1,009,643 shares issued by us in March 2004, was done in reliance on the private offering exemption from registration contained in Section 4(2) of the Securities Act of 1933 and the corollary state law exemption. There was no general solicitation.

ITEM 27. Exhibits and Financial Statement Schedules



Exhibit No.           Description of Document
-----------           -----------------------
1.1                   Distribution Agreement*
3.1                   Articles of Incorporation*
3.2                   By-Laws*
4.1                   Form of or Specimen Common Stock Certificate*
5.1                   Opinion of Mabey & Coombs, L.C.*
5.2                   Amended Opinion of Mabey & Coombs, L.C.**
5.3                   Second Amended Opinion of Mabey & Coombs, LC
10.1                  Special Warranty Deed*
10.2                  March 12, 2004 Plan and Agreement of Merger
                             By and between Kiwa and Tintic-Utah***
23.1                  Consent of Pritchett Siler & Hardy**
23.2                  Consent of Mabey & Coombs, L.C.*
23.3                  Consent of Bruce Yeomans**
23.4                  Consent of Pritchett Siler & Hardy***
23.5                  Consent of Mabey & Coombs, L.C.***
23.6                  Consent of Bruce Yeomans***
23.7                  Consent of Pritchett Siler & Hardy****
23.8                  Consent of Mabey & Coombs, L.C.****
23.9                  Consent of Bruce Yeomans****
23.10                 Consent of Hansen, Barnett & Maxwell****
99.1                  Map showing actual location of mineral claims
99.2                  Index map showing where mineral claims are
                      situated in relation to Juab County and State of Utah****
99.3                  Stock Purchase Agreement involving
                      predecessor stock****
99.4                  Stock Purchase Agreement involving
                      predecessor stock****
99.5                  Stock Purchase Agreement involving
                      predecessor stock****
99.6                  Stock Purchase Agreement involving
                      predecessor stock****
99.7                  Stock Purchase Agreement involving
                      predecessor stock****
23.11                 Consent of Pritchett Siler & Hardy*****
23.12                 Consent of Hansen Barnett & Maxwell*****
23.13                 Consent of Pritchett Siler & Hardy******
23.14                 Consent of Hansen Barnett & Maxwell******
23.15                 Consent of Pritchett Siler & Hardy
23.16                 Consent of Hansen Barnett & Maxwell

---------------


*Filed previously with our initial Form SB-2 Registration Statement. **Filed with our second amended Form SB-2 Registration Statement. ***Filed with our third amended Form SB-2 Registration Statement. ****Filed with our fourth amended Form SB-2 Registration Statement. *****Filed with our fifth amended Form SB-2 Registration Statement. ******Filed with our sixth amended Form SB-2 Registration Statement.

ITEM 28. Undertakings

The undersigned Registrant undertakes to provide to participating broker-dealers, at the closing, certificates in those denominations and registered in those names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

The undersigned Registrant also undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment to the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant under section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in that amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant under the specified provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by that director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

The undersigned Registrant also undertakes that it will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


(3) Not, directly or indirectly, during the period ending upon the earlier to occur of (a) the third anniversary of the effective date of the registration statement and (b) the date on which the Company completes Phases I and II of its plan of operations as disclosed pursuant to Item 303(a) of Regulation S-B in this registration statement, engage in any form of acquisition transaction with an entity not required to file periodic reports pursuant to the Securities Exchange Act of 1934 that would result in a change of control of the Company from the shareholders of the Company prior to the transaction to the equity holders of such other entity prior to the transaction if (a) such other entity is not primarily engaged in the same or a directly complimentary line of business as the Company and/or (b) such other entity has no history of operations.

(4) Use all commercially reasonable efforts to execute and complete its plan of operation as disclosed according to Item 303(a) of Regulation S-B in this registration statement.

                          Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 6th day of October, 2006.

                  TINTIC GOLD MINING COMPANY




By:/s/GEORGE P. CHRISTOPULOS
-------------------------
GEORGE P. CHRISTOPULOS, Chairman of
the Board, Principal or Chief Executive Officer (CEO), Principal or Chief Financial Officer (CFO), Controller or Principal Accounting Officer, and President


By:/s/Hugh N. Coltharp
-------------------------
HUGH N. COLTHARP, Director and Secretary






In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:




/s/George P. Christopulos                    /s/Hugh N. Coltharp
   ----------------------                       ----------------
   George P. Christopulos                       Hugh N. Coltharp
   Chairman of the Board, CEO, President,       Secretary and Director
   Chief Financial Officer, and Principal
   Accounting Officer
   October 6, 2006                              October 6, 2006